EXHIBIT 2.5

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: ) Case Nos. 00-3897 through 00-3927 (EIK)

)

GC COMPANIES, INC., et al., ) Chapter 11
)
) Jointly Administered

Debtors. )

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF DEBTORS AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS FOR

GC COMPANIES, INC., AND ITS JOINTLY ADMINISTERED SUBSIDIARIES

PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.
Marc A. Beilinson
Jeremy V. Richards
10100 Santa Monica Boulevard
Suite 1100
Los Angeles, California 90067
(310) 277-6910
(310) 201-0760 (facsimile)

GOODWIN PROCTER LLP

Daniel M. Glosband P.C.

Colleen A. Murphy

Exchange Place

Boston, Massachusetts 02109

(617) 570-1000

(617) 523-1231 (facsimile)

and

Counsel for Official Committee of Unsecured Creditors

PEPPER HAMILTON LLP
David M. Fournier
1201 Market Street
Suite 1600
Wilmington, Delaware 19801
(302) 777-6500
(302) 656-8865 (facsimile)

Dated: January 30, 2002

Counsel for Debtors and Debtors in Possession

Article 1 DEFINITIONS AND RULES OF CONSTRUCTION 1

Defined Terms. 1

Other Definitions. 24

Rules of Construction. 26

Plan Documentary Supplement. 27

Article 2 ADMINISTRATIVE AND TAX CLAIMS 27

2.1 Administrative Claims. 27

2.1.1 DIP Facility Claims 27

2.1.2 Other Administrative Claims. 28

(i) Payment Generally. 28

(ii) Administrative Claims Bar Date: 28

a. General Administrative Claims Bar Date: 28

b. Administrative Tax Claims Bar Date: 29

2.2 Tax Claims. 30

Article 3 CLASSIFICATION OF CLAIMS AND INTERESTS 30

3.1 Class 1 - Priority Claims 30

3.2 Class 2 - Other Secured Claims 30

3.3 Class 3 -Claims of Heller. 30

3.4 Class 4 - Claims of the Domestic Banks 30

3.5 Class 5 - Claims of the GECC Group 30

3.6 Class 6 - Unsecured Claims. 30

3.7 Class 7 - Convenience Claims. 31

3.8 Class 8 - GCX Unsecured Claims. 31

3.9 Class 9 - Claims of Harcourt. 31

3.10 Class 10 - Interests in GCX. 31

3.11 Class 11 - Common Stock Options. 31

3.12 Class 12 - Intercompany Claims. 31

3.13 Class 13 - Interests in Each Debtor (other than GCX) 31

Article 4 IDENTIFICATION OF IMPAIRED CLAIMS AND INTERESTS 31

4.1 Classes of Claims and Interests that are not Impaired 31

4.2 Impaired Classes of Claims and Interests. 31

Article 5 TREATMENT OF CLAIMS AND INTERESTS 32

5.1 Class 1 - Priority Claims. 32

5.2 Class 2 - Secured Claims 32

5.3 Class 3 - Claims of Heller 32

5.4 Class 4 - Claims of the Domestic Banks. 33

5.5 Class 5 - Claims of the GECC Group 34

5.6 Class 6 - Unsecured Claims. 36

5.7 Class 7 - Convenience Claims 38

5.8 Class 8 - GCX Unsecured Claims 39

5.9 Class 9 - Claims of Harcourt. 39

5.10 Class 10 - Interests in GCX. 42

5.11 Class 11 - Common Stock Options. 46

5.12 Class 12 - Intercompany Claims. 46

5.13 Class 13 - Interests in Each Debtor Other than GCX. 47

Article 6 ACCEPTANCE OR REJECTION OF PLAN 47

6.1 Classes Entitled to Vote 47

6.2 Nonconsensual Confirmation 47

Article 7 MEANS FOR IMPLEMENTATION OF THE PLAN 48

7.1 Acquisition of GCX by AMCE. 48

7.2 Sources of Funds and Other Consideration Under The Plan 48

7.3 Reserve for Disputed Deduction Claims. 50

7.4 Reserve for Newly Asserted Deduction Claims 50

7.5 Unsecured Stock Trust. 51

7.5.1 Beneficiaries 51

7.5.2 Trustee 52

7.5.3 Funding. 52

7.6 Substantive Consolidation for Purposes of Claim Allowance and Plan Distributions 52

7.7 Corporate Restructuring Program and Continued Corporate Existence of Reorganized Debtors. 54

7.8 Issuance of New Stock. 54

7.9 Amended and Restated Certificates of Incorporation or Charters and Bylaws 55

7.10 Management/Board of Directors. 55

7.11 Continuation of Retiree Benefits. 56

7.12 Corporate Actions. 56

7.13 Revesting of Assets. 57

7.14 Closing of Cases 58

7.15 Cancellation of Notes, Instruments, Common Stock, Preferred Stock and Stock Options. 58

Article 8 EXECUTORY CONTRACTS AND UNEXPIRED LEASES 58

8.1 Assumption Generally 58

8.2 Assumption of Documents Supplementary to Executory Contracts 60

8.3 Cure Claim Amounts 60

8.4 Approval of Assumptions and Assumptions and Assignments 61

8.5 Objections to Assumption or Assumption and Assignment of Executory Contracts and Unexpired Leases. 62

8.6 Executory Contracts and Unexpired Leases to be Rejected. 63

8.7 Bar Date for Rejection Damages 64

8.8 Indemnification and Certain Other Rights of Directors, Officers and Employees 64

8.9 GCT Programs 65

8.10 Certain Compensation and Benefit Programs 65

Article 9 DISTRIBUTIONS 66

9.1 Distributions to Distribution Agent. 66

9.2 Distributions. 66

9.2.1 Distribution Agent. 66

9.2.2 Dates of Distributions. 67

9.2.3 Manner of Distribution 68

9.2.4 Limitation on Liability 68

9.3 Old Instruments and Securities. 68

9.3.1 Surrender and Cancellation of Instruments and Securities 68

9.3.2 Rights of Persons Holding Old Instruments and Securities. 68

9.3.3 Cancellation of Liens. 69

9.4 De Minimis Distributions and Fractional Shares. 69

9.5 Compliance with Tax Requirements. 70

9.6 Delivery of Distributions 71

9.7 Undeliverable Distributions. 71

9.8 Disposition of Unclaimed Property. 71

9.9 Voting of Undelivered New AMCE Common Stock. 72

9.10 Setoff. 72

9.11 Record Date. 73

Article 10 LITIGATION AND OBJECTIONS TO CLAIMS 73

10.1 Preservation of Rights of Action and Defenses. 73

10.2 Objections to Claims and Other Rights of Action. 74

10.3 Treatment of Disputed Claims. 75

10.3.1 No Distribution Pending Allowance. 76

10.3.2 Distribution After Allowance 76

10.3.3 Reserves for Disputed Claims 76

Article 11 EFFECTS OF PLAN CONFIRMATION 76

11.1 Discharge of Debtors. 76

11.2 Injunction 77

Article 12 RELEASES, INJUNCTIONS AND LIMITATION OF LIABILITY 78

12.1 Release by Debtors. 78

12.2 Certain Mutual Releases 79

12.3 Injunctions and Stays 80

12.4 No Liability for Solicitation or Participation. 80

12.5 Limitation of Liability. 80

12.6 Waiver of Subordination Rights. 81

12.7 Limited Releases by Holders of Claims and Interests. 81

12.8 Enforceability of Releases. 82

Article 13 CONDITIONS TO confirmation and EFFECTIVENESS 82

13.1 Conditions Precedent to Plan Confirmation 82

13.2 Conditions Precedent to Plan Effectiveness. 84

13.3 Waiver of Conditions 84

Article 14 RETENTION OF JURISDICTION 84

14.1 Retention of Jurisdiction. 84

Article 15 MODIFICATION OR WITHDRAWAL OF PLAN 86

15.1 Modification of Plan. 86

15.2 Withdrawal of Plan. 87

15.3 Termination Events. 87

15.4 Nonconsensual Confirmation. 87

Article 16 MISCELLANEOUS 87

16.1 Payment of Statutory Fees. 87

16.2 Payment Dates. 88

16.3 Headings 88

16.4 Other Documents and Actions. 88

16.5 Notices. 88

16.6 Governing Law 89

16.7 Binding Effect. 89

16.8 Successors and Assigns 89

16.9 Severability of Plan Provisions. 90

16.10 No Waiver. 90

16.11 Committee. 90

16.12 Payment of Postpetition Interest and Attorneys' Fees. 91

16.13 Services by and Fees for Professionals and Certain Parties. 91

16.14 Exemption from Securities Laws. 92

16.15 Implementation of Bankruptcy Code Section1146(c). 92

16.16 Inconsistencies 93

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF DEBTORS
AND OFFICIAL COMMITTEE OF UNSECURED CREDITORS
FOR GC COMPANIES, INC., AND ITS JOINTLY ADMINISTERED SUBSIDIARIES

GC Companies, Inc. ("GCX") and its jointly administered subsidiaries, as debtors and debtors-in-possession in the above-captioned Chapter 11 cases ("Debtors") and the Official Committee of Creditors Holding Unsecured Claims ("Committee") hereby propose the following First Amended Joint Plan of Reorganization ("Plan") for the Debtors pursuant to Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as amended.

The Disclosure Statement that accompanies this Plan discusses the Debtors' history, businesses, properties, and results of operations and contains a summary and discussion of this Plan. Holders of Claims and Interests and parties to executory contracts and unexpired leases are encouraged to read the Disclosure Statement. No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved for solicitation purposes by the Bankruptcy Court, have been authorized for use in soliciting acceptances or rejections of this Plan.

  DEFINITIONS AND RULES OF CONSTRUCTION

Defined Terms.

As used herein, the following terms shall have the respective meanings specified below. All capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Bankruptcy Code and in the Bankruptcy Rules.
    "Adequate Protection Payments" means all payments made by any of the Debtors in Possession as "adequate protection" to the holder of any lien or other interest in property of any of the Debtors or the Estates, including, without limitation, all payments made by any of the Debtors in Possession to any Holder of a Claim in any of Classes 3 through 7 inclusive from and after the Petition Date.
    "Administrative Claim" means any Claim for any cost or expense of administration of the Cases allowable under section 330, 331, 503(b), or 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary postpetition expenses of preserving the estates of the Debtors, any actual and necessary postpetition expenses of operating the business of the Debtors in Possession, all compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under section 330, 331, or 503 of the Bankruptcy Code, any fees or charges assessed against the estates of the Debtors under section 1930 of title 28 of the United States Code and any and all Allowed Reclamation Claims. Notwithstanding the foregoing, Administrative Claims shall not include any Intercompany Claims.
    "Affiliate" means, as to any Person, any other Person that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.
    "Administrative Claims Bar Date" means the last date or dates fixed by the Plan or the Bankruptcy Court for filing proofs or requests for payment of certain Administrative Claims pursuant to Section 2.1.2(b) of the Plan, Rule 3003(c)(3) of the Bankruptcy Rules, or any order of the Bankruptcy Court.
    "Allowed" when used to describe a Claim or Claims means such Claim or Claims, to the extent that it or they are an "Allowed Claim" or "Allowed Claims."
    "Allowed Amount" shall mean:
        with respect to any Administrative Claim (i) if the Claim is based upon a Fee Application, the amount of such Fee Application that has been approved by a Final Order of the Bankruptcy Court; (ii) if the Claim is based upon any indebtedness or obligation incurred in the ordinary course of business of the Debtors and is not otherwise subject to an Administrative Claim Bar Date, the amount of such Claim that has been agreed to by the Debtors and such creditor, failing which, the amount thereof as fixed by a Final Order of the Bankruptcy Court; or (iii) if the Holder of such Claim was required to file and has filed proof thereof with the Bankruptcy Court prior to an Administrative Claim Bar Date, (1) the amount stated in such proof if no objection to such proof of claim is interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or (2) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court. The Allowed Amount of any Administrative Claim which is subject to an Administrative Claims Bar Date and not filed by the applicable Administrative Claims Bar Date shall be zero, and no distribution shall be made on account of any such Administrative Claim;
        with respect to any Tax Claim, Priority Claim, Secured Bank Claim, Secured Claim or Unsecured Claim, (i) if the Holder of such Claim did not file proof thereof with the Bankruptcy Court on or before the Claims Bar Date, the amount of such Claim as listed in the Debtors' Schedules as neither disputed, contingent or unliquidated; or (ii) if the Holder of such Claim has filed proof thereof with the Bankruptcy Court on or before the Claims Bar Date, (1) the amount stated in such proof if no objection to such proof of claim was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy Court, or (2) the amount thereof as fixed by Final Order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, the Plan or the Bankruptcy Court. The Allowed Amount of any Tax Claim, Priority Claim, Bank Claim, Secured Claim or Unsecured Claim which is not filed by the applicable Claims Bar Date and is not listed on the Debtors' Schedules or is listed as disputed, unliquidated, contingent or unknown shall be zero, and no distribution shall be made on account of any such Tax Claim, Priority Claim, Bank Claim, Secured Claim or Unsecured Claim;
        with respect to any Deficiency Claim, the amount thereof as fixed by Final Order of the Bankruptcy Court. The Allowed Amount of any Deficiency Claim which is not filed by the Claims Bar Date shall be zero, and no distribution shall be made on account of any such Deficiency Claim;
        with respect to any Interest, (i) the amount provided by or established in the records of the Debtors at the Confirmation Date, provided, however, that a timely filed proof of Interest shall supersede any listing of such Interest on the records of the Debtors; or (ii) the amount stated in a proof of Interest Filed prior to the Confirmation Date if no objection to such Interest was filed prior to the Confirmation Date or such later date as the Bankruptcy Court allows; or (iii) the amount of such Interest as fixed by a Final Order of the Bankruptcy Court.
    "Allowed Claim" shall mean, except as otherwise provided in this Plan (including with respect to those Classes for which the amount of the Allowed Claims is specified by this Plan), a Claim to the extent (and only to the extent) of the Allowed Amount of such Claim. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Claim" shall not include interest (including but not limited to unamortized original issue discount as of the Petition Date), fees (including but not limited to late charges and attorneys fees), or penalties accruing after the Petition Date on such Claim.
    "Allowed _____ Claim" or "Allowed Class ____ Claim" means a Claim of the type specified or in the Class specified that is also an Allowed Claim (i.e., an Allowed Secured Claim is a Secured Claim that is also an Allowed Claim, and an Allowed Class 6 Claim is a Claim classified in Class 6 that is an Allowed Claim).
    "Allowed Interest" means any Interest to the extent, and only to the extent, of the Allowed Amount of such Interest.
    "AMCE" means AMC Entertainment Inc., a Delaware corporation
    "AMCE Acquisition Agreement" means such definitive acquisition agreement as may be executed by and between AMCE, AMC, CDI or any other Affiliate of AMCE, and Debtors, incorporating the material terms set forth in the AMCE Letter of Intent, as it may be amended, and which shall be filed by the Proponents no later than ten (10) days prior to the Confirmation Hearing.
    "AMCE Class 6 Distribution Date" means: (a) in the event the Committee elects to establish the Unsecured Stock Trust, the latest of: (i) seventy-five (75) days after the Effective Date; or (ii) the OUST Disputed Fee Resolution Date; or (b) in the event the Committee does not elect to establish the Unsecured Stock Trust, the latest of: (i) ninety (90) days after the Effective Date; or (ii) the OUST Disputed Fee Resolution Date.
    "AMCE Election Deadline" means, in the event the Bank Support Agreement Condition is not satisfied or waived by AMCE, the last day for AMCE to elect in writing between Option A and Option B, which date shall be ten (10) days prior to the Confirmation Hearing.
    "AMCE Letter of Intent" means the Letter of Intent executed by AMCE and GCX and dated as of December 6, 2001, as it may be amended.
    "AMCE Commitment Date" shall mean the date by which AMCE, pursuant to the terms of the AMCE Acquisition Agreement, must notify the Debtors that, with the exception of the conditions which are not subject to the AMCE Commitment Date, all conditions specified in the AMCE Acquisition Agreement have either been satisfied or waived.
    "AMCE Stock" means shares of AMCE common stock.
    "AMC" means American Multi-Cinema, Inc., a Missouri corporation that is a subsidiary of AMCE.
    "Amended and Restated Certificate of Incorporation or Charter" means, with respect to each Reorganized Debtor, the amended and restated certificate or articles of incorporation or charter (or document of similar effect with respect to any Debtor that is not a corporation) for such Reorganized Debtor, which shall be substantially in the forms of the examples set forth in the Plan Documentary Supplement.
    "Amended and Restated Bylaws" means, with respect to each Reorganized Debtor, the amended and restated bylaws for such Reorganized Debtor that is a corporation, which shall be substantially in the forms of the examples set forth in the Plan Documentary Supplement.
    "Assigned Leases" means any and all real property leases that were assigned by any of the Debtors to any party other than one of the other Debtors prior to the Petition Date.
    "Avoidance Rights of Action" means all Rights of Action arising under Section 544-550 of the Bankruptcy Code.
    "B of A" means Bank of America, N.A.
    "Ballot Date" means the date set by the Bankruptcy Court as the last date for timely submission by a Creditor or Interest Holder of a ballot accepting or rejecting the Plan.
    "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code, 11 U.S.C. Section 101 et seq., as applicable to the Chapter 11 cases.
    "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Cases and, to the extent of any withdrawal of the reference made pursuant to section 157 of title 28 of the United States Code, the United States District Court for the District of Delaware; or, in the event such courts cease to exercise jurisdiction over the Cases, such court or unit thereof that exercises jurisdiction over the Cases in lieu thereof.
    "Bankruptcy Rules" means, collectively, as now in effect or hereafter amended and as applicable to the Cases, (i) the Federal Rules of Bankruptcy Procedure, and (ii) the Local Bankruptcy Rules and General Orders applicable to cases pending before the Bankruptcy Court.
    "Banks" means the Domestic Banks and the SA Lenders.
    "Bank Support Agreement" means a Support Agreement similar, or substantially similar to the Support Agreement entered into by the Creditor Parties as of December 6, 2001, pursuant to which the Banks shall agree to the Consensual Class 4 Treatment and the satisfaction of the JV Loan Purchase Condition, in form and substance reasonably satisfactory to AMCE.
    "Bank Support Agreement Condition" means the execution and delivery by the Banks to AMCE of a duly executed Bank Support Agreement no later than one (1) day prior to the LOI Hearing.
    "Business Day" means any day, other than a Saturday, a Sunday or a "legal holiday," as defined in Bankruptcy Rule 9006(a).
    "Cases" means the Chapter 11 cases commenced by the Debtors on the Petition Date and pending before the Bankruptcy Court as Case Nos. 00-3897 through 00-3927 (EIK).
    "Cash" means currency of the United States of America and cash equivalents, including, but not limited to, bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.
    "CDI" means Centertainment Development, Inc., a Delaware corporation that is a subsidiary of AMCE.
    "Claim" shall have the broadest possible meaning under section 101(5) of the Bankruptcy Code, and shall include (a) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.
    "Claims Bar Date" means, for any Claim other than an Administrative Claim, May 1, 2001, or such other deadline for filing such Claim as was established under the "Order Establishing Bar Date For Filing Proofs of Claim Against GC Companies, Inc. et al. and Approving Form and Manner of Notice," dated February 14, 2001 or is established under the Plan.
    "Claims Objection Deadline" means the later of (i) the one hundred twentieth (120th) day after the Effective Date, (ii) with respect to a specific Claim, the one-hundred twentieth (120th) day after proof of such Claim is filed, or (iii) such greater period of limitation as may be fixed or extended by the Bankruptcy Court or by agreement between a Debtor and the Holder of the Claim.
    "Class" means each group of Claims or Interests classified in Article 3 of the Plan pursuant to sections 1122 and 1123 of the Bankruptcy Code.
    "Class 6 Distribution Agent" means the Person selected by the Committee to hold and distribute Cash and such other property as may be distributed pursuant to the Plan to Holders of Allowed Class 6 Claims.
    "Class 6 Distribution Date" means the First Class 6 Distribution Date and every one hundred and twenty (120) days thereafter until all Disputed Deduction Claims, Disputed Class 6 Claims and Disputed Class 8 Claims have been resolved and all distributions have been made on account of all Allowed Class 6 Claims and all Allowed Class 8 Claims, or more frequently in the discretion of the Post-Confirmation Committee.
    "Class 6 Distribution Expenses" shall mean: (i) the fees and expenses incurred by the Post-Confirmation Committee, the Class 6 Distribution Agent, any Unsecured Stock Trustee and the professionals, consultants (including present or former employees of, or counsel to the Debtors) and sub-agents employed or retained by any or all of them in connection with: (a) objecting to, litigating and/or settling Disputed Class 6 Claims, Disputed Convenience Claims and Disputed Deduction Claims; (b) administering and managing the Class 6 Recovery (and any proceeds thereof); and (c) performing any other acts or services reasonably necessary to implementing the provisions of the Plan with respect to the Holders of Class 6 and Class 7 Claims; and (ii) any fees due and payable to the Office of the United States Trustee pursuant to Section 1930(a)(6) of Title 28 of the United States Code with respect to the Cases that remain open from and after the Effective Date, subject to the provisions for closing the Cases set forth in Section 7.13 of the Plan.
    "Class 6 Recovery" means the Base Class 6 Recovery and any Conditional Class 6 Recovery.
    "Committee" means the Official Committee of Unsecured Creditors of the Debtors appointed in the Cases pursuant to Section 1102 of the Bankruptcy Code.
    "Confirmation Date" means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court, but in no event later than March 20, 2002 or April 20, 2002 if AMCE is entitled to, and does in fact exercise its option to extend said deadline pursuant to Section 3(d) of the AMCE Letter of Intent, unless a later date is agreed to by AMCE and the Proponents.
    "Confirmation Hearing" means the hearing on Confirmation of this Plan.
    "Confirmation Hearing Date" means the date or dates established by the Bankruptcy Court for the hearing(s) on confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code.
    "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code, which order must be in form and substance reasonably satisfactory to AMCE.
    "Convenience Claim" means any Unsecured Claim (other than of the kind set forth in subparagraphs (a) through (f) of Section 3.6 of the Plan) that is: (i) in an Allowed Amount of $500 or less; or (ii) in an Allowed Amount of greater than $500, but which is reduced to an Allowed Amount of $500 by election of the Holder thereof pursuant to such Holder's Ballot. In no event shall any Convenience Claim exceed $500 for the purposes of allowance, treatment or distribution under the Plan. A Holder may elect to reduce to Five Hundred Dollars ($500.00) and be deemed to hold a Convenience Claim only as to the aggregate amount of all such Holders' Claims that would otherwise have been classified in Class 6 absent such election, and no Claim of any such Holder that would have been classified in Class 6 absent such election shall be classified in Class 6 if the Holder makes such election.
    "Convenience Claim Amount" means the aggregate Allowed Amount of all Allowed Convenience Claims.
    "Corporate Restructuring Program" means the program set forth in the Plan Documentary Supplement and made a part of this Plan pursuant to which certain of the Debtors shall (i) establish new subsidiaries or other entities, (ii) acquire, merge with, or dissolve various other Debtors, or (iii) transfer some or all of the assets of certain Debtors to newly-created entities or to one or more of the other surviving Debtors, as further described in Section 7.6.
    "Creditor" means any Person who is the Holder of a Claim against any Debtor that arose or accrued or is deemed to have arisen or accrued or to have matured, or otherwise become due, owing, and payable on or before the Petition Date, including, without limitation, Claims of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.
    "Creditor Parties" means the Committee, Harcourt and GECC.
    "Cure Claims" means the cost of curing all outstanding defaults under contracts to be assumed or assumed and assigned by the Reorganized Debtors, and compensating the non-Debtor party to such contract for any actual pecuniary loss resulting from such default, and any other amounts required to be paid to the non-Debtor party under section 365(b) of the Bankruptcy Code.
    "Debtor(s)" means, individually or collectively, GC Companies, Inc. and each of its subsidiaries that is a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.
    "Debtors in Possession" mean the Debtors when each is acting in the capacity of representative of the Estates in the Cases.
    "Debtor Subsidiary" means any or all of the Debtors except GCX.
    "Deduction Claims" means the aggregate sum of the Administrative Claims (exclusive of operating expenses incurred or accrued and paid in the ordinary course of business for goods and services, sales taxes and federal and state taxes relating to ordinary income), plus retention, severance and bonus payments (including bonuses paid in the normal course) (without duplication), plus the Priority Tax Claims, plus the Class 1 Claims, plus the Class 2 Claims, plus the Cure Claims, plus the Adequate Protection Payments, less the GECC Excess Payments and any adequate protection payments made to Heller subsequent to August 1, 2001 and applied to the reduction of the pre-petition principal amount of Heller's Class 3 Claim, in all instances whether payments on behalf of such Deduction Claims were made from August 1, 2001 through the Effective Date or whether such Deduction Claims are outstanding on the Effective Date; provided, however, that the component of Deduction Claims that relates to severance and retention payments, including amounts paid under the Amended and Restated Termination and Change of Control Agreements approved by the Bankruptcy Court's Order dated March 16, 2001 but not including any bonuses paid in the normal course, shall be deemed to equal $5 million regardless of the actual amounts that are paid through the Effective Date or outstanding on the Effective Date; bonuses paid in the normal course shall constitute a Deduction Claim based on the actual amount of such bonuses paid. Notwithstanding the foregoing, the Deduction Claims shall exclude: (a) any and all fees and expenses incurred by New Investments LLC, in connection with the Plan or otherwise; and (b) the premium cost incurred by AMCE with respect to a directors' and officers' insurance policy pursuant to Section 3(k) of the AMCE Letter of Intent.
    "Deduction Claims Limit" shall mean Twenty Million Dollars ($20 million) unless AMCE elects to extend the deadline for the date of entry of the Confirmation Order from March 31, 2002 to a date on or before April 30, 2002, in which event the Deduction Claims Limit shall be Twenty Million Five Hundred Thousand Dollars ($20.5 million).
    "Deficiency Claim" shall mean any Unsecured Claim representing the amount, if any, by which the Allowed Amount of a Class 2 Secured Claim exceeds the value of the property owned or held by the Debtors which secures payment of the Claim.
    "DIP Facility Agreement" means the postpetition credit agreement, dated as of October 13, 2000 between certain of the Debtors, the Banks and GECC and as amended, providing debtor-in-possession financing in the maximum aggregate principal amount of $45 million.
    "DIP Facility Claims" means Claims arising under the DIP Facility Agreement.
    "DIP Facility Order" means that certain Final Order (a) Approving Debtors' Motion for Order Authorizing Debtors to Incur Post-Petition Secured Indebtedness on a Final Basis and (b) Granting Security Interests of Superpriority Claims and Adequate Protection, entered by the Bankruptcy Court on or about November 8, 2000.
    "Disclosure Statement" means the Disclosure Statement, dated as of January 30, 2002, as amended, modified or supplemented from time to time, submitted pursuant to Section 1126(b) of the Bankruptcy Code in connection with the solicitation of acceptances of the Plan.
    "Disputed Administrative Claim" means any Administrative Claim that is not an Allowed Administrative Claim.
    "Disputed Claim" means all or any part of a Claim as to which any one of the following applies: (i) no proof of claim has been filed with respect to such Claim, and either (a) the Claim is not listed in the Schedules, or (b) the Claim is listed in the Schedules as unliquidated, disputed, contingent, unknown or in a zero amount, (ii) the Claim is the subject of a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, any applicable order of the Bankruptcy Court, or the Plan which is Filed on or before the Claims Objection Deadline, which objection or request for estimation has not been withdrawn or determined by a Final Order, or (iii) the Claim is otherwise treated as a "Disputed Claim" pursuant to this Plan.

    In addition, prior to the earlier of (i) the Claims Objection Deadline, (ii) such date as the Bankruptcy Court allows the Claim pursuant to a Final Order, or (iii) in the case of Class 6 Claims only, the date upon which the Post-Confirmation Committee determines, in its discretion, not to object to a Class 6 proof of claim or reaches an agreement with the Holder of a Class 6 Claim as to the Allowed Amount of such Claim and so notifies the Class 6 Distribution Agent, any Claim evidenced by a proof of claim in Classes 1, 2 or 6 or any Tax Claim, shall be deemed a Disputed Claim for purposes of calculating and making any distributions under this Plan if: (a) no Claim corresponding to the proof of claim is listed in the Schedules, (b) the Claim corresponding to the proof of claim is listed in the Schedules as disputed, contingent, unliquidated, unknown, or in a zero amount, (c) the amount of the Claim as specified in the proof of claim exceeds the amount of any corresponding Claim listed in the Schedules as not disputed, not contingent, and liquidated, but only to such extent, or (d) the priority or classification of the Claim as specified in the proof of claim differs from the priority of any corresponding Claim listed in the Schedules.

    "Disputed ___ Claim" or "Disputed Class ___ Claim" means a Claim of the type specified or in the Class specified that is also a Disputed Claim (i.e., a Disputed Tax Claim is a Tax Claim that is also a Disputed Claim, and a Disputed Class 6 Claim is a Claim classified in Class 6 that is also a Disputed Claim).
    "Distribution Agent" means the Person selected pursuant to the Plan to hold and distribute Cash and such other property as may be distributed pursuant to the Plan other than to Holders of Claims in Class 6 (which Person (a) may be Reorganized GCX ; (b) will be identified in the Plan Documentary Supplement; and (c) will not be an insider of the Debtors).
    "Domestic Banks" means Fleet and the Bank of Novia Scotia.
    "Domestic Bank Claims" means all Claims against any Debtor, secured or unsecured, held by the Domestic Banks or any predecessors, successors or assignees in any capacity, whether directly or as assignee, subrogee or otherwise, including, without limitation, any Claims arising under or relating to the Domestic Bank Documents.
    "Domestic Bank Documents" means the following documents, as amended, restated, supplemented, or otherwise modified from time to time prior to the Effective Date: (i) the Revolving Credit Agreement dated as of January 26, 1999 by and among GCX and the Domestic Banks; (ii) all promissory notes evidencing the indebtedness incurred under the Revolving Credit Agreement described in clause (i) above; (iii) all agreements, documents, and instruments pursuant to which any interest in collateral was granted or purported to be granted, created, evidenced, or perfected in connection with such Revolving Credit Agreement, including, without limitation, all security agreements, pledge agreements, assignments, financing statements, the Intercreditor Agreement and similar documents; (iv) all guarantees of any GCX Subsidiary with respect to the Revolving Credit Agreement and ancillary agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary, all other agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary and all other agreements, guarantees, instruments, documents, and certificates delivered in connection with any of the foregoing; and (v) Claim numbers 1457, 1943, 1453, 1454, 1456, 1458, 1459, 1460, 1461, 1462, 1942, 1934, 1935, 1937, 1938, 1455, 1939, 1940, 1941, 1463, 1440, 1441, 1442, 1443, 1444, 1445, 1446, 1447, 1448, 1449 and 1450 Filed in the Cases.
    "Effective Date" means a date to be agreed upon by AMCE and the Proponents as soon as practicable after the conditions set forth in Section 13.2(b) of the Plan have been satisfied or waived as provided in the Plan, but in no event later than April 1, 2002 provided, however, that if AMCE is not in breach of its obligations under the AMCE Letter of Intent, and the AMCE Acquisition Agreement, AMCE may extend the deadline for the Effective Date through and including May 1, 2002 by giving written notice of such election to GCX, the Committee, GECC and Harcourt on or before April 1, 2002.
    "Estate" means each estate created pursuant to Section 541(a) of the Bankruptcy Code upon the commencement of each Case.
    "Existing GCX Common Stock" means the shares of common stock of GCX, outstanding immediately prior to the Effective Date.
    "Fee Applications" shall mean applications of Professional Persons under sections 330, 331 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Cases.
    "Fee Claim" shall mean a Claim under sections 330 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Cases.
    "Filed" shall mean delivered to, received by and entered upon the legal docket by the Clerk of the Bankruptcy Court.
    "Final Order" means a judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Proponents and AMCE or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari, reargument, or rehearing has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired.
    "First Class 6 Distribution Date" means no later then ten (10) business days after the AMCE Class 6 Distribution Date.
    "Fleet" means Fleet National Bank, N.A.
    "GCT" means General Cinema Theatres, Inc., a Maine corporation.
    "GCX" means GC Companies, Inc., a Delaware corporation.
    "GCX Guaranties" means GCX's several guaranties relating to the JV Loans .
    "GCX Guaranty Claims" means any and all claims which arise, under, refer, relate or pertain in any way to the GCX Guaranties and include, without limitation, all Claims asserted in Claim Nos. 1304 and 1427 Filed in the Cases.
    "GCX JV Loan Portion" means fifty percent (50%) of each of the JV Loans, representing the entirety of that portion of all of the JV Claims that have been guaranteed by GCX.
    "GCX Subsidiary" means every Debtor and every other corporation which is a direct or indirect subsidiary of GCX or any other Debtor.
    "GCX Unsecured Claim" means an Unsecured Claim against GCX that is not also a Claim against any of the Debtor Subsidiaries including, without limitation the GCX Guaranty Claims and shall only be separately classified as Class 8 Claims rather than Class 6 Claims in the event the Bank Support Agreement Condition is neither satisfied nor waived by AMCE.
    "GECC" means General Electric Capital Corporation.
    "GECC Documents" means the following documents, as same may have been amended, restated, supplemented or otherwise modified from time to time: (i) that certain Master Lease Agreement by and between GCT and GECC dated November 21, 1996 (the "GECC Master Lease"), all lease schedules, documents, instruments and agreements executed or delivered as required or contemplated thereby, any participations or assignments of interests to any member of the GECC Group, any other agreements entered into pursuant thereto or in connection therewith or which incorporate any or all of the terms thereof, and any other related agreements or other documents including, without limitation, any agreement between any Debtor and any member of the GECC Group; and (ii) Claims numbers 1703, 1684, 1735, 1727, 1707, 1706, 1705, 1704, 1690, 1689, 1724, 1725, 1732, 1733, 2106, 1773, 1774, 1686, 1688, 1736 , 1681, 1685, 1687, 1734, 1710, 1680 and 1683 Filed in the Cases.
    "GECC Excess Payments" means one half of all Adequate Protection Payments made to the GECC Group in excess of $9 million in the aggregate.
    "GECC Group" means GECC and its participants under the GECC Agreements, including, without limitation, Bank Leumi Leasing Corp., Imperial Bank, The Fifth Third Leasing Company, Fleet Capital Corporation, ReliaStar Life Insurance Company (successor by merger to ReliaStar), Northern Life Insurance Company and ReliaStar Life Insurance Company of New York, f/k/a ReliaStar Bankers Security Life Insurance Company.
    "GECC Group Claims" means all Claims against any Debtor, secured or unsecured, held by any member of the GECC Group or any predecessor, successor or assignee in any capacity, whether directly or as assignee, subrogee or otherwise, including, without limitation, any Claim arising under or relating to any of the GECC Documents.
    "Harcourt" means Harcourt General, Inc.
    "Harcourt Claims" means all Claims against any Debtor, secured or unsecured, held by Harcourt or any predecessor, successor, assignee, agent or Affiliate (including, without limitation GCLRA LLC) in any capacity, whether in its own name, in the name of a third party landlord, as subrogee, as assignee or otherwise including, without limitation, any Claim under or relating to the Harcourt Documents and any claim arising out of or relating to Harcourt's liability, whether as guarantor or otherwise, under or with respect to any lease under which any Debtor is or was a lessee or to which any Debtor is or was otherwise a party.
    "Harcourt Documents" means (i) that certain Amended and Restated Reimbursement and Security Agreement, dated as of January 26, 1999 by and between GCX and Harcourt, as same may have been amended, supplemented, restated or otherwise modified from time to time; and (ii) the Harcourt Proofs of Claim.
    "Harcourt Leases" means all leases (other than the Erie Commons, Summit Park and Midway Mall leases, which shall be deemed not to be Harcourt Leases): (a) under which Harcourt was the original tenant, is a guarantor or is otherwise liable for rent upon any default in payment thereof; (b) that had not yet been rejected as of December 6, 2001; and (c) that had not been assigned as of December 6, 2001 by any of the Debtors to parties other than Affiliates of the Debtors, whether before or after the Petition Date. Without limiting the foregoing, all of the Reserved Leases shall be deemed to be Harcourt Leases and none of the Identified Leases shall be deemed to be a Harcourt Lease. The Harcourt Leases are identified in Exhibit 1.94 to the Plan.
    "Harcourt Proofs of Claim" shall mean any and all proofs of claim filed by Harcourt (whether timely or untimely or whether filed in its own name, in the name of a third party landlord, as subrogee, as assignee or otherwise) against any or all of the Debtors including, without limitation, those proofs of claim identified in Exhibit 1.95 to the Plan.
    "Heller" means Heller EMX, Inc.
    "Heller Claims" means all Claims against any Debtor, secured or unsecured, held by Heller or any predecessor, successor or assignee in any capacity, whether directly or as assignee, subrogee or otherwise, including, without limitation, any Claim arising under or relating to the Heller Documents.
    "Heller Documents" means (i) that certain Lease and Security Agreement dated as of October 28, 1999 by and between Heller and GCX, as same may have been amended, supplemented, restated or otherwise modified from time to time; and (ii) Claim numbers 1434, 1435, 1436 and 1437 Filed in the Cases.
    "Holder" means the beneficial owner of any Claim or Interest, which, in the case of an investment company, shall be the investment company and not its shareholders, and which in the case of an insurance company, shall be the insurance company and not its insureds.
    "Identified Claims" shall mean any and all Claims which refer, relate or pertain in any way to the Identified Leases.
    "Identified Leases" means those real property leases identified in Exhibit 1.101.
    "Intercompany Claim" means any Claim held or asserted against any Debtor by GCX or any GCX Subsidiary.
    "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of January 26, 1999 by and between Bank Boston, N.A. (n/k/a Fleet National Bank, N.A.) as administrative agent for the Domestic Banks, Harcourt and GCX, as same may have been amended, supplemented, restated, or otherwise modified from time to time.
    "Interest" means an equity security or interest of or in any Debtor within the meaning of Section 101(16) of the Bankruptcy Code, including, without limitation, any equity interest in any of the Debtors, whether in the form of common or preferred stock, stock options, warrants, partnership interests, membership interests, or any other equity security or interest, and includes, without limitation, any equity interest based on Existing GCX Common Stock or on any common stock of any other Debtor.
    "Interim Operating Agreement" means that certain Interim Operating Agreement dated as of December 6, 2001, as may be amended, entered into by and between AMCE and GCX.
    "JV Loan" means any loan made to Hoyts General Cinemas South America or its subsidiaries that is guaranteed, in whole or in part, by GCX.
    "Lien" has the meaning given in Section 101(37) of the Bankruptcy Code.
    "LOI Hearing" means the date first set for the Bankruptcy Court to consider approval of certain binding agreements set forth in the AMCE Letter of Intent.
    "New AMCE Notes" means newly issued notes added to AMCE's existing issue of 9.5% Senior Subordinated Notes due 2011 or any other issue of AMCE Senior Subordinated Notes with materially similar terms, as described in Exhibit 1.109 to the Plan.
    "New AMCE Notes Exchange Option" means the option of Holders of certain Allowed Claims to elect to receive, in lieu of New AMCE Notes, Cash in an amount equal to 87.5% of the principal face amount of the New AMCE Notes to which they would otherwise be entitled.
    "New AMCE Securities" means, collectively, the New AMCE Stock and the New AMCE Notes to be distributed under Sections 5.4 through 5.6 of the Plan.
    "New AMCE Stock" means newly issued shares of AMCE common stock, valued at the Plan Value.
    "New GCX Common Stock" means newly issued shares of common stock of Reorganized GCX, all of which shall be issued by Reorganized GCX to AMCE or its designee on the Effective Date pursuant to the Plan.
    "Newly Rejected Lease" means any lease rejected effective on or after December 6, 2001 other than the Bay Plaza Expansion, Erie Commons, Summit Park and Midway Mall leases as identified in Exhibit 1.114 to the Plan.
    "Option A" means the option of AMCE to require GCX to reject the GCX Guaranties (to the extent, if any, that such guaranty is an executory contract), and have any GCC Guaranty Claims asserted by the SA Lenders be treated as a Class 6 Claim.
    "Option B" means the option of AMCE to establish Class 8 under the Plan and to have Allowed Class 8 Claims treated as set forth in Section 5.8 of the Plan.
    "OUST" means the Office of the United States Trustee.
    "OUST Disputed Fee Resolution Date" means the earlier of (a) the date upon which the Committee or the Post-Confirmation Committee reaches an agreement with the OUST regarding the total amount of quarterly fees owing to the OUST through the Effective Date; (b) the date upon which the OUST agrees upon the amount of a reserve reasonably necessary to assure the OUST of payment in full of any and all disputed OUST quarterly fees for the period through and including the Effective Date; or (c) the date of entry of a Final Order establishing an adequate reserve for payment of all disputed fees owed, or allegedly owed to the OUST as quarterly fees for the period through and including the Effective Date.
    "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit, Committee or other entity of whatever nature.
    "Petition Date" means the date on which each Debtor filed its petition for relief under Chapter 11 of the Bankruptcy Code, i.e. October 11, 2000.
    "Plan" means the Joint Plan of Reorganization as set forth herein, together with the Schedules and Exhibits thereto and the Plan Documents, as the same may be amended or modified by the Proponents with the consent of AMCE from time to time pursuant to the Plan, the Bankruptcy Code or the Bankruptcy Rules.
    "Plan Documentary Supplement" means a supplement to this Plan, containing various documents relating to the implementation of the Plan, to be Filed with the Bankruptcy Court no later than ten (10) business days prior to the commencement of the Confirmation Hearing, as said supplement may be amended from time to time at any time prior to the Effective Date by agreement of the Proponents and AMCE.
    "Plan Documents" means the Amended and Restated Certificates of Incorporation or Charters, the Amended and Restated By-Laws, the AMCE Acquisition Agreement, the Unsecured Stock Trust Agreement and the Stock Disposition Agreement (if the Unsecured Stock Trust is elected by the Committee), the Harcourt Indemnification Agreement, the New Investments LLC Agreement and any other documents required by the Plan or determined by the Proponents and AMCE to be necessary or advisable to implement the Plan. The Plan Documents shall be in form and content acceptable to AMCE and the Proponents. Final or near-final versions of the Plan Documents shall be filed with the clerk of the Bankruptcy Court as part of the Plan Documentary Supplement as early as practicable (but in no event later than ten (10) business days prior to the commencement of the Confirmation Hearing, or on such other date as the Bankruptcy Court may establish).
    "Plan Rate" means the interest rate available on ninety (90) day United States Treasuries on the Effective Date, but in no event greater than 7.0% per annum.
    "Plan Value," when referencing New AMCE Stock, means the product of multiplying the applicable number of shares of New AMCE Stock by the per share value of the New AMCE Stock, valued at the average closing price per share for the 15 days prior to the Effective Date, subject to a minimum price per share of $10. The number of shares of New AMCE Stock needed to achieve a specified Plan Value is calculated by dividing that Plan Value by the per share value of the New AMCE Stock as so determined.
    "Post-Confirmation Committee" means the Committee after the Effective Date, as reconstituted and with the rights and duties set forth in the Plan.
    "Priority Claim" means any Claim, other than an Administrative Claim or a Tax Claim, to the extent entitled to priority under Section 507(a) of the Bankruptcy Code.
    "Pro Rata" means proportionately, so that with respect to any distribution in respect of any Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Allowed Claim to (ii) the amount of such Allowed Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class or Classes sharing in such distribution to (ii) the amount of all Allowed Claims in such Class or Classes.
    "Professional" means a Person or Entity (a) employed by the Debtors in Possession or the Committee pursuant to a Final Order in accordance with Sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code.
    "Professional Fees" means all Allowed Claims for compensation and for reimbursement of expenses under Sections 328, 330 and/or 503(b) of the Bankruptcy Code.
    "Proponents" shall mean those parties in interest proposing the Plan, i.e., the Debtors and the Committee.
    "Reclamation Claim" means any Claim asserted by any Person pursuant to Section 546(c) of the Bankruptcy Code and applicable state law, relating to the reclamation of goods that were provided by such Person to the Debtors.
    "Record Date" means the Confirmation Date or such other date as is designated in the Confirmation Order.
    "Reorganized GCT" means GCT on and after the Effective Date.
    "Reorganized GCX" means GCX on and after the Effective Date.
    "Reorganized Debtors" means, collectively, all of the Debtors or any successors thereto by merger, consolidation, acquisition, or otherwise on and after the Effective Date.
    "Reserved Leases" means the Springfield, Hollywood Galaxy and Centennial Lakes theater leases under which one of the Debtors is lessee.
    "Rights of Action" means any and all claims, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers and privileges of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, held by any of the Debtors against any person or entity, including but not limited to: (i) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law; (ii) the right to object to Claims; (iii) such claims and defenses as fraud, mistake, duress and usury and (iv) all Avoidance Rights Of Action.
    "Schedules" means the schedules of assets and liabilities and list of equity security holders Filed by the Debtors, as required by section 521(1) of the Bankruptcy Code, Bankruptcy Rules 1007(a)(3) and (b)(1), and Official Bankruptcy Form No. 6, as amended from time to time.
    "Secured Claim" means any Claim, including interest, fees, costs, and charges to the extent allowable pursuant to Bankruptcy Code section 506(b) and the Plan, that is secured by a valid and unavoidable Lien on property in which the Debtors have, or any of them or any Estate has, an interest or that is subject to recoupment or setoff under Section 553 of the Bankruptcy Code, to the extent of the value of such Holder's interest in the Debtors', any Debtor's or any Estate's interest in the property, determined pursuant to Section 506(a) of the Bankruptcy Code.
    "State" means any state of the United States of America and shall include the District of Columbia and Puerto Rico.
    "Stock Disposition Agreement" means that certain Stock Disposition Agreement to be entered into by the Unsecured Stock Trustee and AMCE providing for limitations on and benefits to the Unsecured Stock Trustee in connection with the trustee's sale of the New AMCE Stock issued with respect to Class 6 Claims, in the event the Committee elects to establish an Unsecured Stock Trust.
    "Tax" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. "Tax" shall include any interest or additions attributable to, or imposed on or with respect to such assessments.
    "Tax Claim" means any Claim for any Tax to the extent that it is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.
    "Unclaimed Property" means all Cash, New AMCE Stock or New AMCE Notes deemed to be "Unclaimed Property" pursuant to Sections 9.3, 9.4.1 and 9.7 of the Plan.
    "Unsecured Claim" means a Claim against any Debtor that is not (a) a Secured Claim, (b) an Administrative Claim, (c) a Tax Claim or (d) a Priority Claim.
    "Unsecured Stock Trust" means a trust to be established for the benefit of the Holders of Allowed Class 6 Claims, to be funded with the Class 6 Recovery and to be governed by the Unsecured Stock Trust Agreement.
    "Voting Tabulator" means the entity designated by the Debtors and retained pursuant to Final Order of the Bankruptcy Court to receive Creditors' ballots for voting on the Plan.

Other Definitions.

Other defined terms used in the Plan (in addition to those set forth above), are defined in the section of the Plan in which such terms are first used as listed below:

"34 Act" is defined in Section 5.10.1 of the Plan.

"34 Act Registration" is defined in Section 5.10.1 of the Plan.

"40 Act" is defined in Section 5.10.1 of the Plan.

"Adviser Act Registration" is defined in Section 5.10.1 of the Plan.

"Allowed Designated Lease Claims" is defined in Section 5.6.2 of the Plan.

"Allowed Identified Lease Claims" is defined in Section 5.6.3 of the Plan.

"Actual JV Loan Purchase Price" is defined in Section 5.6.2 of the Plan.

"Assumed Contract or Lease" is defined in Section 5.6.2 of the Plan.

"Assumed Contracts and Leases" is defined in Section 8.1 of the Plan.

"Bank Leumi" is defined in Section 5.5.1 of the Plan.

"Base Class 6 Recovery" is defined in Section 5.6.2 of the Plan.

"BDC Election" is defined in Section 5.10.1 of the Plan.

"Class 4 Alternative Treatment" is defined in Section 5.4.1 of the Plan.

"Class 6 Expense Reserve" is defined in Section 9.2.2 of the Plan

"Class 10 Participation Conditions" is defined in Section 5.10.5 of the Plan.

"Class 10 Percentage" is defined in Section 5.10.2 of the Plan.

"Conditional Class 6 Recovery" is defined in Section 5.6.3 of the Plan.

"Consensual Class 4 Treatment" is defined in Section 5.4.1 of the Plan.

"Cure Claim Amount" is defined in Section 8.3. of the Plan.

"Distribution Conditions" is defined in Section 5.10.1 of the Plan.

"D&O Policy" is defined in Section 8.8 of the Plan.

"Equity Financing" is defined in Section 5.10.3 of the Plan.

"Fifth Third" is defined in Section 5.5.1 of the Plan.

"GCCI Inc." is defined in Section 5.10.1 of the Plan.

"GCCI LLC" is defined in Section 5.10.1 of the Plan.

"GECC Master Lease" is defined in Section 1.87 of the Plan.

"Greeley Claim" is defined in Section 10.2 of the Plan.

"Harcourt Indemnification Agreement" is defined in Section 5.9 of the Plan.

"Harcourt Lease Amendment" is defined in Section 5.9.5 of the Plan and shall be in the form attached to the Plan as Exhibit 5.9

"Indemnity Obligations" is defined in Section 8.8 of the Plan.

"Instrument and Security or Instruments and Securities" is defined in Section 9.3.1 of Plan.

"LLC Interests" is defined Section 5.10.2 of the Plan

"New Boards" is defined in Section 7.10 of the Plan.

"New Investments LLC" is defined in Section 5.10.1 of the Plan.

"New Investments LLC Agreement" is defined in Section 5.10.4 of the Plan.

"1940 Act" is defined in Section 5.10.1 of the Plan.

"Objection Deadline" is defined in Section 10.2 of the Plan.

"Option Period" is defined in Section 5.10.4 of the Plan.

"Preferred LLC Interests" is defined in Section 5.10.4 of the Plan.

"Preferred LLC Priority Amount" is defined in Section 5.10.4 of the Plan

"Pro Rata Share" is defined in Section 5.10.1(i) of the Plan.

"Releasees" is defined in Section 12.1.1 of the Plan.

"Required Cure Payment" is defined in Section 8.3. of the Plan.

"Schedule of Assumed Contracts" is defined in Section 8.6.1 of the Plan.

"Tail Coverage" is defined in Section 8.8 of the Plan.

"Tax Administrative Claims" is defined in Section 2.1.2 (ii) (b) of the Plan.

"Top-Up AMCE Stock" is defined in Section 5.6.3 of the Plan

"Unclaimed Property" is defined in Section 9.7 of the Plan.

"Unsecured Stock Trust Agreement" is defined in Section 7.5 of the Plan.

"Unsecured Stock Trustee" is defined in Section 7.5.2 of the Plan.

Rules of Construction.

For purposes of the Plan, (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (ii) any reference in the Plan to a contract, instrument, release, indenture, agreement, or other document being in a particular form or on particular terms and conditions means that such document shall be substantially and materially in such form or substantially and materially on such terms and conditions; (iii) any reference in the Plan to a document, schedule, or exhibit to the Plan, Plan Documentary Supplement, or Disclosure Statement Filed or to be Filed means such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (iv) unless otherwise specified, all references in the Plan to articles, sections, subsections, clauses, paragraphs, schedules, and exhibits are references to articles, sections, subsections, clauses, paragraphs, schedules, and exhibits of or to the Plan; (v) the words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, clause, or paragraph contained in the Plan; (vi) a term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code or Bankruptcy Rules; and (vii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the extent such rules are not inconsistent with the express terms of the Plan or any other provision in this Section I.B.

Plan Documentary Supplement.

Forms or summaries of certain documents referred to herein will be contained in a separate Plan Documentary Supplement, which the Debtors shall file with the Bankruptcy Court and amend from time to time with AMCE's consent, prior to the Effective Date. A copy of the Plan Documentary Supplement may be obtained from Goodwin Proctor LLP, counsel for the Debtors, at the address set forth in Section 16.5 of the Plan, upon written request.

Exhibits.

All exhibits to the Plan and all documents contained in the Plan Documentary Supplement are incorporated into and are a part of the Plan as if set forth in full herein.

  ADMINISTRATIVE AND TAX CLAIMS

    Administrative Claims.
        DIP Facility Claims. On the Effective Date, or as soon thereafter as practicable, each Holder of a DIP Facility Claim shall receive payment in full in Cash of the unpaid portion of such DIP Facility Claim. Any dispute as to any DIP Facility Claim shall be resolved by the Bankruptcy Court in accordance with the Bankruptcy Code and the Bankruptcy Rules, after notice and a hearing.
        Other Administrative Claims.
        Payment Generally.

        Except to the extent that the Holder of an Allowed Administrative Claim agrees to a different treatment, and subject to the bar dates for Administrative Claims set forth in the following Sections, the Distribution Agent shall pay each Allowed Administrative Claim in full, in Cash, on the later of (i) the Effective Date, (ii) within ten (10) Business Days after the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Allowed Administrative Claim becomes due according to its terms. Notwithstanding the foregoing, any Allowed Administrative Claim representing obligations incurred in the ordinary course of postpetition business by the Debtors in Possession (including without limitation postpetition trade obligations and routine postpetition payroll obligations, but excluding any postpetition tax obligations) shall be paid in full or performed by the Reorganized Debtors in the ordinary course of business, in accordance with the terms of the particular obligation.

        Administrative Claims Bar Date:
          General Administrative Claims Bar Date:

          All applications for final compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 507(b) of the Bankruptcy Code (except only for (i) postpetition, ordinary course trade obligations and routine postpetition payroll obligations incurred in the ordinary course of the Debtors' postpetition business, for which no bar date shall apply, and (ii) postpetition tax obligations, for which the bar date described in the following Section shall apply) shall be filed with the Bankruptcy Court and served upon the Reorganized Debtors, the Post-Confirmation Committee and AMCE no later than sixty (60) days after the Effective Date (the "General Administrative Claims Bar Date"), unless such date is extended by the Bankruptcy Court after notice to the Reorganized Debtors. Any such request for payment of an Administrative Claim that is subject to the General Administrative Claims Bar Date and that is not filed and served on or before the General Administrative Claims Bar Date shall be forever barred; any party that seeks payment of Administrative Claims that (i) is required to file a request for payment of such Administrative Claims and (ii) does not file such a request by the deadline established herein shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, their estates, or any of their property.

          Administrative Tax Claims Bar Date:

        All requests for payment of Administrative Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Tax Administrative Claims") and for which no bar date has otherwise previously been established, must be filed and served on the Reorganized Debtors, the Post-Confirmation Committee and AMCE on or before the later of (i) sixty (60) days following the Effective Date; and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Tax Administrative Claims that is required to file a request for payment of such taxes and does not file and properly serve such a request by the applicable bar date shall be forever barred from asserting any such Tax Administrative Claims against the Debtors, Reorganized Debtors, their estates, or their property.

        Post-Effective Date Professional Fees and Expenses:

Any professional fees or reimbursement of expenses incurred by the Reorganized Debtors subsequent to the Effective Date may be paid by the Reorganized Debtors without application to the Bankruptcy Court; provided, however, that the Bankruptcy Court shall retain jurisdiction to resolve any disputes regarding payment for professional services relating to the implementation of the Plan or the administration of the Chapter 11 Cases.
    Tax Claims. Each Person holding a Tax Claim that is an Allowed Claim shall receive, at the option of Reorganized GCX: (a) payment in Cash in full on the later of the Effective Date or the date such Tax Claim becomes an Allowed Claim, or as soon as practicable thereafter; or (b) equal Cash payments calculated at the Plan Rate, on each Distribution Date, payable in arrears, over a period not exceeding six (6) years after the date of assessment of such Tax Claim; or (c) such payments as may be agreed to by such Person and Reorganized GCX or determined by the Bankruptcy Court. For purposes of distribution under the Plan, Tax Claims shall include sales taxes related to the GECC Master Lease. Any Tax Claim (including all interest, penalties and other charges) that is an Allowed Tax Claim for which any member of the GECC Group is liable, the payment of which is demanded from such member by the applicable taxing authority, shall be payable upon the later of the date of such demand or the Effective Date.

  CLASSIFICATION OF CLAIMS AND INTERESTS

    Class 1 - Priority Claims. Class 1 consists of all Priority Claims, excluding Tax Claims.
    Class 2 - Other Secured Claims. Class 2 consists of all Secured Claims other than Secured Claims held by the Banks, the GECC Group, Heller or Harcourt. Each Class 2 Claim which is an Allowed Claim shall be deemed to be a separate subclass for voting and confirmation purposes.
    Class 3 -Claims of Heller. Class 3 consists of all Heller Claims.
    Class 4 - Claims of the Domestic Banks. Class 4 consists of all Domestic Bank Claims.
    Class 5 - Claims of the GECC Group. Class 5 consists of all GECC Group Claims.
    Class 6 - Unsecured Claims. Class 6 consists of all Unsecured Claims other than: (a) the GCX Guaranty Claims (unless the Bank Support Agreement Condition is not satisfied or waived by AMCE and AMCE elects Option A, in which event the GCX Guaranty Claims will be treated as Class 6 Claims); (b) Domestic Bank Claims; (c) GECC Group Claims; (d) Heller Claims; (e) Harcourt Claims; (f) Intercompany Claims; and (g) Convenience Claims. Notwithstanding the foregoing, in the event that Bank Support Agreement Condition is not satisfied or waived by AMCE and AMCE elects Option B, Class 6 Claims shall exclude all GCX Unsecured Claims.
    Class 7 - Convenience Claims. Class 7 consists of all Convenience Claims.
    Class 8 - GCX Unsecured Claims. Class 8 consists of all GCX Unsecured Claims and shall only be operative in the event that the Bank Support Agreement Condition is neither satisfied nor waived by AMCE and AMCE elects Option B.
    Class 9 - Claims of Harcourt. Class 9 consists of all Harcourt Claims.
    Class 10 - Interests in GCX. Class 10 consists of all Interests represented by Existing GCX Common Stock.
    Class 11 - Common Stock Options. Class 11 consists of all outstanding, unexercised options for the acquisition of Existing GCX Common Stock and all Interests based on such options.
    Class 12 - Intercompany Claims. Class 12 consists of all Intercompany Claims.
    Class 13 - Interests in Each Debtor (other than GCX). Class 13 consists of all Interests in each of the Debtors other than GCX.

  IDENTIFICATION OF IMPAIRED CLAIMS AND INTERESTS

    Classes of Claims and Interests that are not Impaired. Classes 1, 2, 3, 12 and 13 are not impaired under the Plan.
    Impaired Classes of Claims and Interests. All other Classes of Claims and Interests are impaired under the Plan.

  TREATMENT OF CLAIMS AND INTERESTS

  The following treatment shall be in full satisfaction and discharge of all of the Claims against and Interests in the Debtors:

    Class 1 - Priority Claims. Each Person holding an Allowed Claim in Class 1 shall be paid (a) the full amount of such Allowed Claim in Cash on the later of (i) the Effective Date, (ii) the date such Claim becomes an Allowed Claim or (iii) the date such Claim becomes payable in accordance with the terms governing such Claim, or (b) upon such other less favorable terms as may be agreed to by such Person and Reorganized GCX or Reorganized GCT.
    Class 2 - Secured Claims. In respect of each Allowed Class 2 Secured Claim, the Reorganized Debtor which is liable thereon shall, at the option of AMCE, either: (a) reinstate such Claim by curing all outstanding defaults, with all legal, equitable and contractual rights remaining unaltered, except as permitted by Bankruptcy Code Section 1124(2); (b) pay such Claim in Cash in full as soon as practicable after the later of the Effective Date or the date such Claim becomes an Allowed Claim, or such other date to which such Person and Reorganized GCX agree; (c) distribute to the Holder of such Claim the property securing such Claim, in which event any Allowed Deficiency Claim of the Holder shall be entitled to treatment in Class 6; or (d) accord the Person holding such Claim such other treatment as may be agreed to by such Person and Reorganized GCX or Reorganized GCT.
    Class 3 - Claims of Heller. As to each Class 3 Claim, Reorganized GCX or Reorganized GCT will reinstate such Class 3 Claim by curing all outstanding defaults and leaving all legal, equitable, and contractual rights unaltered, except as permitted by Bankruptcy Code Section 1124(2); provided, that, at the option of AMCE, Reorganized GCX or Reorganized GCT shall have the right to pay such Allowed Class 3 Claim in full in Cash on the Effective Date, or as soon thereafter as practicable, in full satisfaction of such Allowed Class 3 Claim. For purposes of the foregoing, Heller shall be deemed to have an Allowed Class 3 Claim in the amount of $28,408,027 as of December 4, 2001, which amount shall be reduced by that portion of any Adequate Protection Payments thereafter made to Heller through the Effective Date which is applied to the principal amount of Heller's Allowed Class 3 Claim.
    Class 4 - Claims of the Domestic Banks.
        If and only if the Bank Support Agreement Condition is satisfied or waived by AMCE and the Domestic Banks vote to accept the Plan, Class 4 Claims shall receive the following treatment under the Plan (the "Consensual Class 4 Treatment"): For purposes of the Plan, the Domestic Banks shall be deemed to have Allowed Class 4 Claims in the aggregate amount of $44.6 million. On the Effective Date, or as soon thereafter as practicable, each Holder of an Allowed Class 4 Claim will receive New AMCE Notes with a face amount equal to 100% of its Allowed Class 4 Claim; provided, however, that each Holder of an Allowed Class 4 Claim may elect to exercise the New AMCE Notes Exchange Option, and receive Cash in an amount equal to 87.5% of the face amount of the New AMCE Notes to which it would otherwise be entitled. Whether or not the New AMCE Notes Exchange Option is exercised, the consideration provided for herein shall be in full satisfaction of all Allowed Class 4 Claims for all purposes, and without limiting the foregoing, will be deemed to fully satisfy all Claims and rights of the Domestic Banks against Harcourt under the Intercreditor Agreement.
        In the event the Bank Support Agreement Condition is not satisfied or waived by AMCE, the treatment of Class 4 Claims under the Plan shall be either, at the election of AMCE: (a) On the Effective Date, or as soon thereafter as practicable, each Holder of an Allowed Class 4 Claim will receive New AMCE Notes with a face amount equal to one hundred percent (100%) of its Allowed Class 4 Claim. In the event the Bankruptcy Court determines that the fair market value (based on the average of the bid and ask prices on the trading date immediately prior to the Effective Date) of the New AMCE Notes to be distributed to the Holders of Allowed Class 4 Claims is less than the Allowed Amount of such Claim, such Holders shall be entitled to receive additional New AMCE Notes with a fair market value (as determined above) equal to any such deficiency; or (b) such alternative treatment (the "Class 4 Alternative Treatment") as designated by AMCE on or before the AMCE Election Deadline, provided such Class 4 Alternative Treatment does not require any reduction in the amount of the consideration that would have been received by the Holders of Allowed Claims in any other Class absent such Class 4 Alternative Treatment and, provided further, such Class 4 Alternative Treatment does not have a material adverse effect on the treatment of any other Class of Claims under the Plan. The foregoing consideration under either subparagraphs (a) or (b) shall be in full satisfaction of all Allowed Class 4 Claims for all purposes, and without limiting the foregoing, will be deemed to fully satisfy all claims and rights of the Domestic Banks against Harcourt under the Intercreditor Agreement, provided, however, that if the Bankruptcy Court enters a Final Order determining that the amount of the "Senior Debt" (as defined in the Intercreditor Agreement) that the Holders of Allowed Class 4 Claims are entitled to recover from Harcourt under the Intercreditor Agreement is in excess of the Allowed Amount of their respective Allowed Class 4 Claims, such Holders shall be entitled to receive additional New AMCE Notes with a fair market value (as determined above) equal to any such excess.
        AMCE shall have the right to pay Cash to such Holders of Class 4 Claims as it may select in lieu of part of the New AMCE Notes, at 100% of the principal amount thereof, to the extent that AMCE's bond indentures restrict AMCE's ability to issue New AMCE Notes in excess of a certain aggregate amount.
    Class 5 - Claims of the GECC Group. For purposes of the Plan, the GECC Group shall be deemed to have Allowed Class 5 Claims in the aggregate amount of $78.3 million less the GECC Excess Payments. Accordingly, all amounts of Allowed Claims set forth in Sections 5.5.1 through 5.5.3 shall be reduced by a ratable portion of the GECC Excess Payments.
        On the Effective Date, or as soon thereafter as practicable, each Holder of an Allowed Class 5 Claim secured by identifiable equipment or leaseholds (i.e., all members of the GECC Group excluding The Fifth Third Leasing Company ("Fifth Third") and Bank Leumi Leasing Corp. ("Bank Leumi")), whose Allowed Class 5 Claims for purposes of the Plan shall be $71.1 million in the aggregate, will receive the following consideration: (a) New AMCE Notes with a face amount equal to 90% of its Allowed Class 5 Claim (i.e., approximately $64 million in the aggregate); provided, however, that each such Holder of an Allowed Class 5 Claim shall have the right to exercise the New AMCE Notes Exchange Option for the New AMCE Notes to which it would otherwise be entitled (such that such Holders may exercise the New AMCE Notes Exchange Option to receive up to approximately $56 million in cash in the aggregate); and (b) New AMCE Stock with an aggregate Plan Value equal to 4.5% of its Allowed Class 5 Claim (i.e., approximately $3.2 million of aggregate Plan Value).
        On the Effective Date, or as soon thereafter as practicable, each Holder of an Allowed Class 5 Claim secured by unidentifiable equipment (i.e., Fifth Third and Bank Leumi), whose Allowed Class 5 Claims shall not exceed $7.2 million in the aggregate, will receive the following consideration (a) New AMCE Notes with a face amount equal to 50% of its Allowed Class 5 Claim (i.e., approximately $3.6 million in the aggregate); provided, however, that each Holder of an Allowed Class 5 Claim shall have the right to exercise the New AMCE Notes Exchange Option for the New AMCE Notes to which it would otherwise be entitled (such that such Holders may exercise the New AMCE Notes Exchange Option to receive up to approximately $3.15 million in cash in the aggregate); and (b) New AMCE Stock with an aggregate Plan Value equal to 22.5% of its Allowed Class 5 Claim (i.e., approximately $1.62 million of aggregate Plan Value).
        AMCE shall have the right to pay Cash to such Holders of Class 5 Claims as it may select in lieu of part of the New AMCE Notes, at 100% of the principal amount thereof, to the extent that AMCE's current bond indenture restricts AMCE's ability to issue New AMCE Notes in excess of a certain aggregate amount.
        Holders of Allowed Class 5 Claims who are "qualified institutional buyers," as that term is defined in Rule 144A promulgated pursuant to the Securities Act of 1933, shall be entitled to participate in the Equity Financing in an amount of up to $6,250,000. Such Holders of Allowed Class 5 Claims shall be entitled to participate in such amount Pro Rata in proportion to the amount of their Allowed Class 5 Claims and shall have over-subscription rights to the extent other holders of Allowed Class 5 Claims do not subscribe for their respective Pro Rata shares. Such participation shall be at the same purchase price per share as the other participants in the Equity Financing. This Section 5.5.4 shall not apply if AMCE elects to modify the Plan under Section 5.10.7 or if an objection to the treatment of Class 10 under the Plan is sustained by the Bankruptcy Court.
    Class 6 - Unsecured Claims.
        Each Holder of an Allowed Class 6 Claim will receive New AMCE Stock with an aggregate Plan Value equal to such Holder's pro rata share of the sum of (a) the Base Class 6 Recovery plus (b) the Conditional Class 6 Recovery (if any), each as defined below after payment of, or provision for payment of actual or anticipated Class 6 Distribution Expenses; provided, that in no event shall Holders of Allowed Class 6 Claims receive New AMCE Stock with a Plan Value in excess of 100% of their Allowed Claims minus the Class 6 Distribution Expenses.
        The "Base Class 6 Recovery" shall be equal to: (v) $37.5 million (plus, if and only if (A) AMCE exercises its rights to require the Debtors to reject any Newly Rejected Lease and (B) AMCE has been afforded the reasonable opportunity to renegotiate the terms of any such Newly Rejected Lease prior to such rejection, 32/45's (or 71.1%) of the Allowed Class 6 Claim of the lessor arising as a result of such rejection of the Newly Rejected Leases); plus (x) to the extent that any Class 6 Claims are allowed on account of the rejection of the theatre leases known as Rancho (Unit 422), Galleria (Unit 744), Lincoln Mall (Unit 870) or Deerfield 8 (Unit 922) (such Allowed Class 6 Claims being hereinafter referred to in the aggregate as the "Allowed Designated Lease Claims"), the positive amount (if any) that results from multiplying (i) the lesser of $1.4 million or the Allowed Designated Lease Claims, minus (in either case) $650,000 and (ii) that fraction, the numerator of which fraction is the total Plan Value of the New AMCE Stock (plus, if applicable under clause (b) of the Conditional Class 6 Recovery, the Plan Value of the Top-Up AMCE Stock and any cash substituted by Harcourt therefor) that would have been distributed to the holders of Allowed Class 6 Claims had the Allowed Designated Lease Claims been zero, and the denominator of which is the total amount of the Allowed Class 6 Claims other than the Allowed Designated Lease Claims; minus (y) the amount (if any) by which the aggregate amount of the Allowed Deduction Claims exceeds the Deduction Claims Limit; plus (z) the amount (if any) by which the aggregate amount of the Allowed Deduction Claims is less then the Deduction Claims Limit. All Class 6 Distribution Expenses and all distributions on account of all Allowed Convenience Claims shall be satisfied from the Class 6 Recovery.
        The "Conditional Class 6 Recovery" shall be equal to the sum of the following, which shall be conditioned upon occurrence of the conditions described in clauses (a) and (b) and may therefore be zero:
              If AMCE elects Option A, AMCE will make available for distribution on account of the Allowed GCX Guaranty Claims New AMCE Stock with a Plan Value equal to that fraction of the Allowed GCX Guaranty Claims, the numerator of which is the total Plan Value of the New AMCE Stock (plus, if applicable under clause (b) of the Conditional Class 6 Recovery, the Plan Value of the Top-Up AMCE Stock and any cash substituted by Harcourt therefor) that would have been distributed to the Holders of Allowed Class 6 Claims had AMCE not elected Option A and this provision had not become effective, and the denominator of which is the total amount of the Allowed Class 6 Claims other than the Allowed GCX Guaranty Claims. The Plan Value of such New AMCE Stock distributed with respect to each Allowed GCX Guaranty Claim shall be applied to reduce the amount of debt outstanding under the JV Loan to which each Allowed GCX Guaranty Claim relates; plus to the extent any Class 6 Claims are Allowed on account of the rejection of any of the Identified Leases (any such Allowed Claims being "Allowed Identified Lease Claims"), Harcourt shall, at its own expense, purchase AMCE Stock in the open market (or New AMCE Stock if agreed by AMCE) to be delivered to the Class 6 Distribution Agent for distribution to the holders of Allowed Class 6 Claims such that, when added to the New AMCE Stock made available by AMCE under the Base Class 6 Recovery and any New AMCE Stock to be distributed under clause (a) above, the AMCE Stock made available by Harcourt is sufficient to enable holders of Allowed Class 6 Claims other than the holders of Allowed Identified Lease Claims to receive the same amount of AMCE Stock per dollar amount of their Allowed Class 6 Claims as they would have received if the Allowed Identified Lease Claims had not been allowed (the "Top-Up AMCE Stock"); provided, that Harcourt may satisfy this obligation by delivering to the Class 6 Distribution Agent, in Harcourt's discretion, either a number of shares of AMCE Stock equal to the Top-Up AMCE Stock or cash in an amount equal to the market value of the Top-Up AMCE Stock as of the Effective Date. Except as provided in the preceding clause (b), Harcourt shall have no responsibility with respect to any distributions to the Holders of any Allowed Class 6 Claim.
              The Conditional Class 6 Recovery is intended to provide for the same treatment to the holders of Allowed Class 6 Claims that are determined to be such under the conditions described in clauses (a) and (b) of this Section 5.6.3 (in terms of the number of shares of AMCE Stock per dollar of Allowed Class 6 Claims) as other holders of Allowed Class 6 Claims would receive if the Claims described in clauses (a) and (b) of this Section 5.6.3 had not become Allowed Class 6 Claims, and the Conditional Class 6 Recovery shall be interpreted accordingly.
        Notwithstanding anything to the contrary contained herein, the treatment of Allowed Class 6 Claims under the Plan is predicated upon the fact that all of the Identified Leases (other than the Erie Commons, Summit Park and Midway Mall leases, which shall be rejected) and all Assigned Leases have been rejected or have been deemed rejected under section 365(d) of the Bankruptcy Code. Accordingly, notwithstanding anything to the contrary contained herein, the Debtors have rejected or shall be deemed to have rejected all Identified Leases and all Assigned Leases and neither the Identified Leases nor the Assigned Leases shall constitute Newly Rejected Leases for the purposes of the Plan.
    Class 7 - Convenience Claims
        As soon as practicable following the AMCE Class 6 Distribution Date, each Holder of an Allowed Convenience Claim shall receive Cash paid from the Class 6 Recovery (or the proceeds thereof), in an amount equal to seventy percent (70%) of such Holder's Allowed Convenience Claim. Notwithstanding the foregoing, if the Convenience Claim Amount exceeds $425,000.00 the Committee may elect, on or before the Confirmation Date, to eliminate Class 7 of the Plan, in which event each and every Allowed Convenience Claim shall be treated in all respects as an Allowed Class 6 Claim and any election of the Holder thereof to reduce its Allowed Claim to $500 shall be deemed null and void.
    Class 8 - GCX Unsecured Claims
        In the event AMCE elects Option B, on the Effective Date, or as soon thereafter as reasonably practicable, each Holder of an Allowed Class 8 Claim shall receive New AMC Stock with a Plan Value or, at AMCE's option, Cash, equal to nine percent (9%) of such Holder's Allowed Class 8 Claim; or such other treatment as AMCE may elect on or before the AMCE Election Deadline, provided such other treatment: (i) does not require any reduction in the amount of the consideration that would be received by the Holders of Allowed Claims in any other Class below that which would have been received had AMCE elected Option A; and (ii) does not have a material adverse effect on the treatment of any other Class of Claims as compared to the treatment that would have been received had AMCE elected Option A.
    Class 9 - Claims of Harcourt.
        On the Effective Date, or as soon thereafter as practicable, in full satisfaction of Harcourt's Class 9 Claims (i) Harcourt will receive Cash in an amount equal to $1 million; and (ii) AMCE shall, as to each of the Harcourt Leases either (a) agree to become a substitute guarantor of such Harcourt Lease in exchange for the lessor under such Harcourt Lease releasing Harcourt from all claims thereunder or (b) absent such a release of Harcourt by the applicable lessor, provide an indemnification pursuant to an indemnification agreement in form and substance reasonably satisfactory to AMCE and Harcourt (the "Harcourt Indemnification Agreement") to Harcourt against any further liability related to such Harcourt Lease (which indemnification shall include any and all costs and liabilities of Harcourt arising after the Effective Date in connection with a default under such Harcourt Lease, including but not limited to reasonable fees of counsel, but shall not include any guarantee fee or other payment that is not based upon actual costs incurred by Harcourt in satisfying or defending its obligations under the applicable Harcourt Lease). The Harcourt Leases shall be assumed or assumed and assigned as of the Effective Date, without any payment or subsidy from Harcourt. No Harcourt Lease shall be rejected without Harcourt's consent, unless otherwise agreed by AMCE and Harcourt in connection with the Harcourt Lease renegotiations described below.
        AMCE acknowledges that Harcourt has paid certain Cure Claims relating to the Plaza at Chapel lease (Unit 496) in the amount of $56,423.99 and Centennial lease (Unit 942) in the amount of $90,986.67, and Harcourt shall have an Allowed Administrative Claim and will be reimbursed for such payments on the Effective Date in lieu of any Claims with respect to such Cure Claims by such lessors. Such payments shall be deemed to constitute Cure Claims for purposes of calculating Deduction Claims.
        Harcourt shall also be released from all claims of the Domestic Banks under the Intercreditor Agreement, and the Reimbursement and Security Agreement described therein shall terminate and be of no further force or effect.
        AMCE shall use reasonable commercial efforts (which shall not be interpreted to require AMCE to pay any amount other than its own attorneys' fees) to renegotiate the Harcourt Leases prior to the Effective Date. Except as provided in the following sentence, Harcourt shall be entitled to participate in such renegotiations until the Effective Date, but direction and control of such renegotiations shall be at AMCE's sole and absolute discretion. Harcourt shall not be entitled to participate in renegotiation of the Reserved Leases; provided, that AMCE shall keep Harcourt reasonably informed with respect to the status of such negotiations and provided further that AMCE shall not seek or obtain lease concessions on other leases AMCE may have with the lessors under the Reserved Leases in lieu of lease concessions under the Reserved Leases without Harcourt's consent. If the renegotiation of any Reserved Lease results in an agreement with the lessor for a replacement lease or lease buyout within the time frames set forth below, Harcourt will be entitled to the following: (1) with respect to each Reserved Lease for which an agreement for a replacement lease or lease buyout is executed prior to the Effective Date, Harcourt will be entitled to receive New AMCE Stock with a Plan Value of $250,000 on the Effective Date; and (2) with respect to each Reserved Lease for which AMCE received a written proposal from the lessor for a replacement lease or lease buyout prior to the Effective Date and for which AMCE and such lessor execute an agreement for a replacement lease or lease buyout within six (6) months after the Effective Date on terms that are at least as favorable to the lessee (after taking into account any payment to Harcourt pursuant to the Plan) as those contained in such proposal, Harcourt will be entitled to receive New AMCE Stock with a Plan Value of $250,000 within ten (10) business days following execution of such post-Effective Date agreement.
        Harcourt agrees that it will work cooperatively with AMCE with respect to the renegotiation of the Harcourt Leases. Regardless of whether Harcourt participates in a renegotiation, Harcourt shall receive the net present value, using a 10% discount rate, of 50% of any rent reductions (net of inducement payments, if any, paid by AMCE) that are renegotiated prior to the Effective Date for any of the Harcourt Leases (excluding any rent reductions that may be part of a replacement lease with respect to a Reserved Lease or a lease buyout of a Reserved Lease, but otherwise including any rent reduction on a Reserved Lease). For purposes of the foregoing, a rent reduction will be deemed to have been renegotiated prior to the Effective Date if either (a) the rent reduction is documented by an executed and fully effective lease amendment (a "Harcourt Lease Amendment") prior to or on the Effective Date, or (b) notwithstanding that a Harcourt Lease Amendment was not obtained by the Effective Date, (1) the rent reduction was evidenced by a written proposal from the lessor under the applicable Harcourt Lease prior to the Effective Date and (2) a Harcourt Lease Amendment is executed within six (6) months following the Effective Date that includes terms that are at least as favorable to the lessee (after taking into account any payment to Harcourt pursuant to the Plan) as those contained in such proposal. Amounts to which Harcourt is entitled under this paragraph, if any, shall be payable in cash on the later of (1) the Effective Date, or as soon thereafter as practicable, or (2) the date of execution of the applicable Harcourt Lease Amendment.
        Furthermore, except for Springfield Mall, Virginia (Unit 867); Southlake, Indiana (Unit 875); Ford City, Illinois (Unit 940); and Bay Plaza, New York (Unit 902), AMCE shall not extend the term of any of the leases of which Harcourt is a guarantor beyond its current term, unless Harcourt is provided evidence reasonably satisfactory to it that it is not liable, or is removed, as guarantor of the applicable lease for any such extension period.
        GCX shall also assign to Harcourt, without representation or recourse, all of GCX's right, title and interest in, to and under any collateral or security, including without limitation any letters of credit, guaranties and other security or documents supporting the non-GCX assignee's or subtenant's liability under any Assigned Leases under which Harcourt may have contingent liability, whether as a guarantor, original tenant or otherwise.
        Harcourt's (and its Affiliates') recovery and distribution under the Plan shall be exclusively as set forth in this treatment of Class 9 Allowed Claims, and Harcourt (and its Affiliates) shall not be entitled to assert any Claim in Class 6 or any other Class, whether in its own name, in the name of a third party landlord , as subrogee, as assignee or otherwise. As of the Effective Date of the Plan, Harcourt (and its Affiliates) shall be deemed to have withdrawn any and all proofs of claim asserted against the Debtors in any and all such capacities, with prejudice.
    Class 10 - Interests in GCX.
        Subject to satisfaction of the Class 10 Participation Conditions (as defined below), a limited liability company ("New Investments LLC") will acquire 100% of the membership interests in GCC Investments LLC ("GCCI LLC") and, subject to certain conditions, the equity interests in New Investments LLC will be distributed to (i) Holders of Allowed Interests, (ii) AMCE or its designee and (iii) investors who participate in a $16,250,000 equity financing to be conducted by New Investments LLC, as described in more detail below. Immediately prior to such acquisition by New Investments LLC, any investment portfolio assets, any net proceeds received after the filing of the Plan with respect to or from a disposition of such assets not initiated by GCCI LLC, and any furniture, fixtures and equipment that are owned by GCC Investments, Inc. ("GCCI Inc.") will be transferred to GCCI LLC, subject to any restrictions on transfers binding on GCCI Inc. with respect to such investments.
        If and only if the Class 10 Participation Conditions are satisfied, and not otherwise, Holders of Allowed Interests shall receive the following consideration on the Effective Date, or as soon thereafter as practicable:
        Each such Holder shall receive its Pro Rata Share of (i) $100,000.00 Cash plus (ii) 10.416667% of the limited liability interests (the "LLC Interests") of New Investments LLC (the "Class 10 Percentage"), which percentage shall be increased to 14% if the Preferred LLC Interest Repurchase, as described below, occurs. "Pro Rata Share" means the percentage calculated by dividing such Holder's Allowed Common Stock Interest by the aggregate amount of all Allowed Interests.
        The distribution to each such Holder of its LLC Interests shall be subject to and contingent upon the following conditions (the "Distribution Conditions"): (i) the filing of the notification of election on Form N-54A by New Investments LLC to be subject to the provisions of Sections 54 through 65 (applicable to business development companies) of the Investment Company Act of 1940 (the "BDC Election"), (ii) effectiveness of the registration of New Investments LLC on Form 10 under Section 12(g) of the Securities Exchange Act of 1934 (the "34 Act Registration"), and (iii) the effectiveness of registration of New Investment LLC's investment manager (the "Investment Manager") as an investment adviser under the Investment Advisers Act of 1940 (the "Adviser Act Registration"), without, in the case of any of the BDC Election, the 34 Act Registration or the Adviser Act Registration, the SEC requiring any changes to the terms and provisions applicable to New Investments LLC and the Investment Manager as described herein or in the Form 10 or indicating that any such term or provision might violate a provision of law or regulation or subject New Investments LLC, the Investment Manager or their respective members, managers, employees or agents to any liability. If the Distribution Conditions do not occur, New Investments LLC shall have the option at the sole discretion of the Investment Manager to direct that no LLC Interests shall be distributed to the Holders of Allowed Interests. If New Investments LLC exercises such option, (i) the LLC Interests which would otherwise be distributed to the Holders shall be held by AMCE, or at AMCE's election, Reorganized GCX or another of AMCE's designees, (ii) New Investments LLC shall withdraw or not make, as the case may be, its BDC Election and 34 Act Registration and the Investment Manager shall withdraw or not make the Adviser Act Registration, (iii) New Investments LLC will operate as an investment company exempt from registration under the Investment Company Act of 1940 (the "40 Act"), and (iv) the Holders of Allowed Interests will not receive the Cash distribution described above. In such event, none of New Investments LLC, the Investment Manager, the Reorganized Debtors or AMCE, nor their respective members, managers, employees or agents shall have any liability to the Holders of Allowed Interests if such Holders do not receive any distribution of LLC Interests or Cash.
        It is anticipated that New Investments LLC will file the Form 10 prior to the Effective Date, and unless the SEC agrees to accelerated consideration of the Form 10, the SEC's decision to declare the Form 10 effective under the Securities Exchange Act of 1934 (the "34 Act") shall require at least 60 days from filing. Because the BDC Election will become effective upon filing, it is anticipated that New Investments LLC will make the BDC Election only upon the effectiveness of the 34 Act Registration. Accordingly, any distribution of LLC Interests to Holders of Allowed Interests may be delayed until several months after confirmation until the Distribution Conditions have been fulfilled or waived.
        As a condition to the acquisition by New Investments LLC of the equity interests in GCCI LLC, New Investments LLC shall have raised in an equity financing (the "Equity Financing") $16,250,000 in invested or committed capital. Investors in the Equity Financing will receive LLC Interests in New Investments LLC, which LLC Interests will represent, after the issuance of the Preferred LLC Interests and the Class 10 LLC Interests, 63.988095% of the equity of New Investments LLC. In the event the Preferred LLC Interest Repurchase occurs, the LLC Interests acquired by the investors in the Equity Financing will represent 86% of the equity of New Investments LLC.
        The remaining equity interests in New Investments LLC will be a special class of equity interests (the "Preferred LLC Interests") which will be owned by AMCE, or at AMCE's election, Reorganized GCX or another of AMCE's designees. The Preferred LLC Interests will represent 25.595238% of the equity of New Investments LLC and will be entitled to receive a distribution priority in an amount equal to $6.5 million (the "Preferred LLC Priority Amount"). The Preferred LLC Interests will further be subject to an option in favor of New Investments LLC to purchase all, but not less than all, of such Preferred LLC Interests for $6.5 million in Cash within 30 days (the "Option Period") after the Effective Date. In the event such option is not exercised, AMCE or its designee shall have the right to put such Preferred LLC Interests to New Investments LLC at any time during the seven (7) day period after the expiration of the Option Period for such $6.5 million amount. (The exercise of either of such option or such put is referred to as the "Preferred LLC Interest Repurchase.") New Investments LLC shall not incur debt or grant liens upon its assets without the consent of the holders of the Preferred LLC Interests while they remain outstanding.
        The foregoing description of New Investment LLC is not intended to be a comprehensive description of the governance and other provisions of the agreement (the "New Investments LLC Agreement") forming and governing New Investments LLC, which are described in more detail in the Disclosure Statement and shall be set forth, together with the changes thereto (if any) in the New Investments LLC Agreement to be filed with the Plan Documentary Supplement. To the extent of any inconsistency between the Plan, Disclosure Statement and the New Investments LLC Agreement, the New Investments LLC Agreement shall govern.
        If (a) prior to February 4, 2002, members of the family of Richard A. Smith or their affiliates (the "Smith Family") and New Investments LLC have not executed an agreement obligating the Smith Family to provide the Equity Financing and New Investments LLC to consummate the transactions described herein with respect to the Class 10 treatment, subject only to the conditions described herein, or (b) prior to the Confirmation Date, the $16,250,000 to be raised in the Equity Financing has not been invested in or committed to New Investments LLC (the "Class 10 Participation Conditions"), the Holders of Allowed Interests shall receive no consideration under the Plan.
        Notwithstanding anything to the contrary contained herein, in the event than any Class of Claims does not accept the Plan, and the Bankruptcy Court determines that the proposed treatment of Class 10 as set forth herein violates the provisions of section 1129(b)(2) of the Bankruptcy Code with respect to the treatment of such nonaccepting Class, the treatment of Class 10 shall be modified in any manner elected by AMCE to the extent necessary to cause the Plan not to violate the provisions of section 1129(b)(2) of the Bankruptcy Code. In addition, if any party in interest objects to the treatment of Class 10 as set forth herein and the Bankruptcy Court sustains such objection, then the Holders of Allowed Interests shall receive no consideration under the Plan. As a matter of disclosure but not as an obligation under or pursuant to the Plan, in any of the foregoing events, Reorganized GCCI Inc. would retain all of its interest in GCCI LLC on the Effective Date but AMCE would intend to cause the sale of such interest to New Investments LLC after the Effective Date for $6.5 million.
        All Existing GCX Common Stock shall be deemed cancelled on the Effective Date.
    Class 11 - Common Stock Options. On the Effective Date, all existing, unexercised options to acquire Existing GCX Common Stock shall be cancelled, and Holders of such options shall not receive or retain any property on account of such options or any Claim or Interest arising out of or relating to such options.
    Class 12 - Intercompany Claims. At the election of AMCE, and with the agreement of Reorganized GCX and the applicable Reorganized Debtor, the Debtors, with respect to each Intercompany Claim that is reflected on the Debtors' books and records as of the Effective Date, may either (i) eliminate such Intercompany Claim on the Effective Date either through (a) the declaration of intercompany dividends and/or contributions to capital, or (b) cancellation of such Intercompany Claim, or (ii) leave such Intercompany Claim unimpaired, in which event such Intercompany Claim shall continue in full force and effect notwithstanding the Confirmation Order and this Plan. Any other Intercompany Claims that are not reflected on the Debtors books and records as of the Effective Date shall be deemed to be released as of the Effective Date.
    Class 13 - Interests in Each Debtor Other than GCX. At the election of AMCE, and with the agreement of Reorganized GCX and the applicable Reorganized Debtor, the Allowed Interest represented by the common stock of each Debtor, other than the Existing GCX Common Stock, shall be treated as follows: (i) the holder of the common stock of such Debtor shall retain such common stock; or (ii) the common stock of such Debtor shall be cancelled, and 100% of the new common stock of such Debtor shall be issued to the existing holder of such common stock or to such new holder as shall be designated by AMCE.

  ACCEPTANCE OR REJECTION OF PLAN

    Classes Entitled to Vote. Classes 1, 2, 3, 12 and 13 are unimpaired and are conclusively presumed pursuant to Section 1126(f) of the Bankruptcy Code to have accepted the Plan. Classes 4, 5, 6, 7, 8, 9 and 10 shall be entitled to vote to accept or reject the Plan. Class 11 is conclusively presumed pursuant to Section 1126(g) of the Bankruptcy Code to have rejected the Plan. Notwithstanding the foregoing, in the event the Class 10 Participation Conditions are not satisfied, Class 10 shall conclusively be presumed pursuant to Section 1126(g) of the Bankruptcy Code to have rejected the Plan.
    Nonconsensual Confirmation. In the event that any Class of Claims or Interests fails to accept the Plan as required by Section 1129(a) of the Bankruptcy Code, the Proponents will request the Bankruptcy Court to confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code. Without limitation of any of the foregoing, in the event that any Class of Claims or Interests fails to accept the Plan as required by Section 1129(a) of the Bankruptcy Code, the Plan may be amended in accordance with Section 15.1 of the Plan.

  MEANS FOR IMPLEMENTATION OF THE PLAN

    Acquisition of GCX by AMCE. On the Effective Date, pursuant to the AMCE Acquisition Agreement: (i) all of the Existing GCX Common Stock shall be cancelled, and 100% of the New GCX Common Stock shall be issued to AMCE or its designee; (ii) all of the existing issued and outstanding common stock of GCT shall be cancelled and one hundred percent (100%) of the New Common Stock of Reorganized GCT shall be re-issued to AMCE or its designee; (iii) all of the issued and outstanding stock of General Cinema International, Inc. shall be conveyed to AMCE or its designee; and (iv) all of the existing issued and outstanding common stock of GCCI Inc. shall be canceled and 100% of the new common stock of Reorganized GCCI Inc. shall be issued to AMCE or its designee. Thereafter, Reorganized GCX, the other Reorganized Debtors and their direct and indirect non-Debtor subsidiaries (other than GCC Investments) shall be operated as direct and indirect subsidiaries of AMCE, unless otherwise elected by AMCE; and AMCE shall have no liability for any Claims against or other liabilities or obligations of the Debtors or any of their non-Debtor subsidiaries, except for (i) the specific obligations to issue New AMCE Securities or Cash in lieu thereof as specifically provided under Sections 5.4 through 5.6 of the Plan and (ii) the obligations to Harcourt provided under Section 5.9 of the Plan (and any documents to be executed by AMCE in favor of Harcourt pursuant to Section 5.9 of the Plan). Plan Documents corresponding to the final form of the transaction under which AMCE will acquire the Reorganized Debtors shall be filed with the Clerk of the Bankruptcy Court as a part of the Plan Documentary Supplement.
    Sources of Funds and Other Consideration Under The Plan. AMCE shall deliver all New AMCE Stock and New AMCE Notes (or Cash in lieu thereof), and Reorganized GCX or Reorganized GCT shall deliver all other Cash required for distributions under the Plan other than distributions to Holders of Allowed Convenience Claims, which shall be paid out of the Class 6 Recovery (except that, to the extent that Reorganized GCX and Reorganized GCT have insufficient Cash for this purpose, AMCE shall provide the Cash necessary to cover the shortfall) to the Distribution Agent, Class 6 Distribution Agent, or to Persons designated in writing by the Distribution Agent and Class 6 Distribution Agent. The New AMCE Stock distributable to the Holders of Allowed Class 6 Claims pursuant to subparagraphs (u) (other than as a result of the rejection of any Newly Rejected Leases), (w), (x) and/or (y) of Section 5.6.2 of the Plan (after reserving for Disputed Deduction Claims pursuant to Section 7.3 of the Plan) shall be delivered by AMCE to the Class 6 Distribution Agent or (if the Committee elects to establish the Unsecured Stock Trust) to the Unsecured Stock Trustee on the AMCE Class 6 Distribution Date. AMCE shall distribute to the Class 6 Distribution Agent or (if the Committee has elected to establish the Unsecured Stock Trust) the Unsecured Stock Trustee any amounts distributable to the Holders of Allowed Class 6 Claims as a result of the allowance of Claims on account of Newly Rejected Leases as soon as practicable, but in any event no more than ten (10) business days after any Newly Rejected Lease Claim becomes an Allowed Claim. AMCE shall deliver to the Class 6 Distribution Agent or (if the Committee has elected to established the Unsecured Stock Trust) the Unsecured Stock Trustee (as defined below) any amounts distributable to the Holders of Allowed Class 6 Claims pursuant to Sections 5.6.2 (v) or 5.6.3(a) of the Plan and Harcourt shall deliver to the Class 6 Distribution Agent or (if the Committee has established the Unsecured Stock Trust) the Unsecured Stock Trustee any amounts distributable to the Holders of Allowed Class 6 Claims pursuant to Section 5.6.3(b) of the Plan as soon as practicable, but in any event no later than ten (10) business days after objections with respect to all Disputed Class 6 Claims have been finally resolved including all appeals thereof, and the Post-Confirmation Committee indicates in writing that it has completed objections with respect to all Disputed Class 6 Claims and has calculated the final percentage distribution received, or to be received by the Holders of Allowed Class 6 Claims, and provides AMCE with detailed supporting information for such calculation; provided, however, that if AMCE disputes the Post-Confirmation Committee's calculation, such distributions shall not be made until ten (10) business days after such dispute is resolved by the Bankruptcy Court (or pursuant to such other mechanism as may be agreed to by both the Post-Confirmation Committee and AMCE). In the event the Committee does not elect to establish the Unsecured Stock Trust, the Class 6 Distribution Agent may reserve New AMCE Stock with a Plan Value not to exceed One Million Dollars ($1,000,000) for the payment of actual or anticipated Class 6 Distribution Expenses and Allowed Convenience Claims and may sell or otherwise dispose of no more than Twenty-five Thousand (25,000) shares of such New AMCE Stock in any one week period. New Investments LLC shall issue and deliver to the Distribution Agent or to Persons designated in writing by the Distribution Agent all LLC Interests required for distributions under the Plan.
    Reserve for Disputed Deduction Claims. In calculating the amount of New AMCE Stock to be distributed by AMCE to the Class 6 Distribution Agent from and after the Effective Date, to the extent that any Deduction Claims are Disputed Deduction Claims, the face amount of the Disputed Deduction Claim shall be used for the proposes of such calculation, and, without respect to each Disputed Deduction Claim, New AMCE Stock with a Plan Value equal to such face amount will be withheld by AMCE until such Disputed Deduction Claim becomes an Allowed Deduction Claim. To the extent that Disputed Deduction Claims become Allowed Deduction Claims and the Allowed Amount of such Claim is less than the face amount of such Claim that was used for purposes of withholding by AMCE, as soon as reasonably practicable thereafter, AMCE shall make additional distributions of New AMCE Stock with respect to such difference calculated in accordance with Section 5.6 of the Plan. AMCE shall, at all times, reserve a sufficient number of shares of New AMCE Stock so as to be able to fully perform its obligations pursuant to this Section 7.3.
    Reserve for Newly Asserted Deduction Claims In the event that, following the initial distribution of New AMCE Stock to the Class 6 Distribution Agent, a Deduction Claim that was not taken into account in making such initial distribution of New AMCE Stock is filed or otherwise asserted against any Reorganized Debtor: (i) the Class 6 Distribution Agent or Unsecured Stock Trustee, as applicable, shall withhold from distribution and reserve New AMCE Stock with a Plan Value equal to the face amount of such Deduction Claim; and (ii) upon the entry of a Final Order determining the Allowed Amount of such Deduction Claim, the Class 6 Distribution Agent or the Unsecured Stock Trustee, as applicable, shall deliver to AMCE New AMCE Stock with a Plan Value equal to such Allowed Amount (or, if the Class 6 Distribution Agent or Unsecured Stock Trustee has insufficient New AMCE Stock to do so, cash in an amount equal to the difference between such Allowed Amount and the Plan Value of the New AMCE Stock which is so delivered to AMCE, to the extent still in the possession of the Class 6 Distribution Agent or Unsecured Stock Trustee).
    Unsecured Stock Trust. No later than ten (10) business days prior to the Confirmation Hearing, the Committee may elect to create an Unsecured Stock Trust on the Effective Date for the purpose of receiving, liquidating and distributing the Class 6 Recovery to the Holders of Allowed Class 6 Claims. As a condition to such election by the Committee, the Unsecured Stock Trustee shall enter into the Stock Disposition Agreement with AMCE in form and substance reasonably satisfactory to both the Committee and AMCE which shall, among other things, establish parameters for the orderly liquidation of the New AMCE Stock, and which agreement shall be Filed as part of the Plan Documentary Supplement. The terms of the Unsecured Stock Trust shall be governed by an agreement (the "Unsecured Stock Trust Agreement") and the disposition of New AMCE Stock distributed to the Unsecured Stock Trust shall be governed by the Stock Disposition Agreement, both to be filed by the Committee as part of the Plan Documentary Supplement no later than ten (10) business days prior to the Confirmation Hearing.
        Beneficiaries The beneficiaries of the Unsecured Stock Trust shall be the Holders of Allowed Claims in Class 6. The net proceeds allocable to the Holders of Claims in Class 6 will be distributed by the trustee to the Persons entitled to such distributions in accordance with the allocation percentages provided under the Plan. Neither AMCE nor the Reorganized Debtors shall have any liability or responsibility with respect to such distribution by the trustee of the Unsecured Stock Trust.
        Trustee. The trustee (the "Unsecured Stock Trustee") of the Unsecured Stock Trust shall be appointed by the Committee and disclosed no later than ten (10) days prior to the Confirmation Hearing. The trustee shall be the exclusive trustee of the assets of the Unsecured Stock Trust for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C. Section 6012(b)(3). Powers, rights and responsibilities of the trustee shall be specified in the Unsecured Stock Trust Agreement and shall include the authority and responsibility to: (a) receive, manage and liquidate the Class 6 Recovery and deposit sale proceeds in interest-bearing trust accounts; (b) defend, prosecute and, if appropriate, compromise claims arising in respect to trust assets; (c) pay taxes or other obligations incurred by the trust; (d) retain and compensate from the trust assets, without further order of the Bankruptcy Court, the services of professionals to advise and assist in the administration, prosecution and distribution of trust assets, and (e) calculate and implement distributions of trust assets. Other rights and duties of the trustee and the beneficiaries shall be as set forth in the Unsecured Stock Trust Agreement.
        Funding. The costs of administration of the Unsecured Stock Trust will be funded from the Class 6 Recovery.
    Substantive Consolidation for Purposes of Claim Allowance and Plan Distributions. Each Debtor shall be substantively consolidated with each other Debtor, nunc pro tunc to the Petition Date, solely for purposes of the allowance of Claims and distributions under the Plan and of confirmation, consummation and implementation of the Plan, as follows: On the Effective Date, nunc pro tunc to the Petition Date, (i) solely for the purposes of distribution under the Plan, the assets and liabilities of each Debtor shall be deemed to be the assets and liabilities of all of the Debtors and consolidated into a single estate; (ii) all guarantees by any Debtor of the obligations of any other Debtor existing prior to the Effective Date (regardless whether such guarantee is secured, unsecured, liquidated, unliquidated, contingent, or disputed) shall be deemed liquidated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor, shall be deemed to be a single obligation of the consolidated Debtors; (iii) any joint liability (including, but not limited to joint and several liability) of any of the Debtors with one another shall be deemed to be a single obligation of the consolidated Debtors; (iv) each and every proof of claim filed or to be filed in the Cases, shall be deemed filed against the consolidated Debtors, and shall be deemed a single Claim against and obligation of the consolidated Debtors, as applicable; and (v) all duplicative claims (identical in both amount and subject matter) Filed against or deemed Filed against more than one of the Debtors shall be automatically expunged so that only one Claim survives against the consolidated Debtors (but in no way shall such surviving Claim be deemed Allowed by reason of this Section). All Claims based upon guarantees of collection, payment or performance made by any Debtor as to the obligations of any other Debtor or of any other Person shall be discharged, released and of no further force and effect; provided, however, that nothing herein shall affect the obligations of each of the Debtors under the Plan.

    In addition, each of the Debtors and Reorganized Debtors shall be vested with equal authority (a) to be heard with respect to the allowance or disallowance of Claims (except Claims in Class 6) and requests for payment of Administrative Claims, including but not limited to filing, prosecuting, and settling objections thereto, (b) subject to the rights vested in the Post-Confirmation Committee pursuant to Section 10.2 of the Plan, to commence, prosecute, recover on account of, and settle Rights of Action, and (c) to enforce the terms of this Plan and the Confirmation Order, including but not limited to the Debtors' discharge, on behalf of each of the other Debtors and Reorganized Debtors and their estates. Notwithstanding any other provisions of this Section 7.6, the substantive consolidation for the purposes described above shall not affect: (i) the Intercompany Claims and Interests in the Debtors, which shall be treated as provided in this Plan, or (ii) the legal and organizational structure of the Debtors, which shall be maintained, except as otherwise provided in this Plan or as modified following the Effective Date at the election of Reorganized GCX or AMCE. Notwithstanding any other provision of this Section 7.6, in the event that AMCE elects Option B, the foregoing provisions of Section 7.6 shall be applicable to all of the Debtors except GCX, and GCX shall not be substantively consolidated with any other Debtor.

    Corporate Restructuring Program and Continued Corporate Existence of Reorganized Debtors.
        On the Effective Date, the Debtors shall implement the Corporate Restructuring Program that is set forth in the Plan Documentary Supplement, and made a part of this Plan. Pursuant to the Corporate Restructuring Program, certain of the Debtor Affiliates either shall (i) be merged into other Debtors or newly-created Affiliates of the Debtors, (ii) be acquired by other surviving Debtors or newly-created Affiliates of the Debtors, (iii) transfer some or all of their assets to other Debtors or newly-created Affiliates of the Debtors, or (iv) be dissolved, with any assets of such dissolved Debtor transferred to one or more of the other Debtors or newly-created Affiliates of the Debtors. The Debtors and Reorganized Debtors are authorized to take whatever corporate, joint venture, partnership, or limited liability company action is necessary or advisable in order to accomplish the Corporate Restructuring Program.
        Except as provided for in the Corporate Restructuring Plan, each of the Debtors shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all powers of a corporation, limited liability company, joint venture, or partnership, as applicable, under the laws of their respective states of incorporation, formation, or organization, and without prejudice to any right to alter or terminate such existence (whether by merger, acquisition, or otherwise) under such applicable State law.
    Issuance of New Stock.
        On the Effective Date, Reorganized GCX shall be deemed to have authorized the issuance of the New GCX Common Stock for distribution to AMCE and Reorganized Investments, Inc. shall be deemed to have authorized the issuance of new Investment, Inc. common stock to CDI, each in accordance with the Plan, consistent with the Amended and Restated Certificate of Incorporation or Charter For Reorganized GCX, Reorganized Investments, Inc. and the other Plan Documents. All shares of New GCX Common Stock and new GCCI Inc. common stock issued pursuant to the Plan will be, upon such issuance, validly issued, fully paid and non-assessable.
    Amended and Restated Certificates of Incorporation or Charters and Bylaws. As of the Effective Date, the certificates or articles of incorporation or charter (or document of similar effect with respect to any Reorganized Debtor that is not a corporation) of each of the Reorganized Debtors shall be the Amended and Restated Certificates of Incorporation or Charters substantially in the form of the exemplary documents included in the Plan Documentary Supplement. The Amended and Restated Certificates of Incorporation or Charters will, among other provisions, prohibit the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. As of the Effective Date, the bylaws of each of the Reorganized Debtors that are corporations shall be the Amended and Restated Bylaws substantially in the form of the exemplary documents included in the Plan Documentary Supplement. The Amended and Restated Certificates of Incorporation or Charters and Amended and Restated Bylaws shall be deemed effective as of the Effective Date by virtue of the Confirmation Order without the need for any corporate, partnership, limited liability company, joint venture, director, stockholder, partner, member, or venturer action.
    Management/Board of Directors. On the Effective Date, the operation of the Reorganized Debtors shall become the general responsibility of the Reorganized Debtors' newly-constituted Boards of Directors (the "New Boards"), who shall thereafter have the responsibility for the management and control of the Reorganized Debtors. As of the Effective Date, the New Boards shall consist of the individuals to be designated by AMCE, as set forth in the Plan Documentary Supplement. The initial senior officers of each of the Reorganized Debtors as of the Effective Date shall consist of the individuals designated by AMCE, whose names shall be set forth in the Plan Documentary Supplement. All such directors and senior officers shall be deemed appointed pursuant to the Confirmation Order without the need for any corporate action. As of the Effective Date, those directors and senior officers not continuing in office shall be deemed removed therefrom pursuant to the Confirmation Order without the need for any corporate action. In accordance with Section 1129(a)(5) of the Bankruptcy Code, the Proponents shall disclose no later than ten (10) Business Days prior to the Confirmation Hearing: (a) the identity and affiliations of any individual proposed to serve, after the Effective Date, as a director or officer of any of the Reorganized Debtors; and (b) the identity of any "insider" (as such term is defined in Section 101(31) of the Bankruptcy Code) who shall be employed and retained by any of the Reorganized Debtors and the nature of any compensation for such insider.
    Continuation of Retiree Benefits. To the extent required by section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay on and after the Effective Date all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, for the duration of the period for which the Debtors have obligated themselves to provide such benefits. However, the Reorganized Debtors shall retain all rights they currently have to modify such plans. Reorganized GCX will continue as plan sponsor of the GC Companies, Inc. Retirement Plan (effective December 16, 1993) immediately after the Effective Date.
    Corporate Actions. On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan) by virtue of the entry of the Confirmation Order, in accordance with the Bankruptcy Code and applicable State law (including but not limited to section 303 of the Delaware General Corporations Law, to the extent applicable, and any analogous provision of the business corporation law or code of each other State in which any Reorganized Debtor is incorporated or organized) and without any requirement of further action by the stockholders, directors, or members of the Debtors or the Reorganized Debtors, including, without limitation, the following: (a) the adoption and the filing with the Secretary of State of the State of Delaware or other applicable State of incorporation of the Amended and Restated Certificates of Incorporation or Charters; (b) the adoption of the Amended and Restated By-Laws; (c) if applicable, the issuance by Reorganized GCX of the New GCX Common Stock and the issuance by Reorganized GCCI Inc. of the new GCCI Inc. common stock; (d) the cancellation of the Existing GCX Common Stock and the existing GCCI Inc. common stock; (e) the cancellation of intercompany notes and other instruments evidencing an Allowed Claim in Class 12 or an Allowed Interest in Class 13 to the extent such cancellation is elected pursuant to Sections 5.12 or 5.13 of the Plan; (f) the issuance of new common stock of any Reorganized Debtor if the existing common stock of such Debtor is cancelled; (g) the execution and the delivery of, and the performance under, each of the Plan Documents and all documents and agreements contemplated by or relating to any of the foregoing; (h) the consummation and implementation of the Corporate Restructuring Program; and (i) the removal of all members of the respective Boards of Directors of the Debtors and the non-Debtor subsidiaries and the election of all members of the Boards of Directors of the Reorganized Debtors designated pursuant to the Plan. All matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors and any corporate action required by the Debtors or by Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders or the directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of Reorganized Debtors are authorized and directed to execute and to deliver the Plan Documents and any other agreements, documents and instruments contemplated by the Plan or the Plan Documents in the name and on behalf of Reorganized Debtors.
    Revesting of Assets. Except as otherwise provided in the Plan, on the Effective Date, the property of the Estates of the Debtors shall revest in the Reorganized Debtors, including but not limited to Rights of Action and any other claims or rights of action (whether known or unknown, and whether or not identified in the Schedules or Disclosure Statement) that any of the Debtors or Reorganized Debtors have asserted or may assert against any other Person. The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property without supervision by the Bankruptcy Court or the United States Trustee and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, Liens, encumbrances, and other interests of creditors and Holders of Interests, except as otherwise expressly provided herein.
    Closing of Cases. Except as set forth below with respect to GCT, and, under certain circumstances, GCX, all of the Cases will be closed as of the Effective Date (and, to the extent necessary, this Plan shall be deemed a motion requesting the closing of the Cases in accordance with this Section 7.13 of the Plan), or as soon thereafter as reasonably practicable; provided further, that GCT will move to close its case promptly when requested to do so by the Post-Confirmation Committee after resolution of all Disputed Deduction Claims, Disputed Class 6 Claims and Disputed Class 7 Claims; and (but only if Option B is exercised by AMCE) the GCX Case will be closed promptly after resolution of all Disputed Class 8 Claims. Upon the closing of the Case of a Reorganized Debtor, all rights vested in such Reorganized Debtor under this Plan (including but not limited to the rights to object to or otherwise be heard with respect to Claims and requests for payment of Administrative Claims, to commence, prosecute, recover on account of, or settle Rights of Action, and to enforce the terms of this Plan and the Confirmation Order, including but not limited to the Debtors' discharge and the injunction provisions of this Plan), shall vest in each Reorganized Debtor that has not closed its Case. All fees due under section 1930(a)(6) of title 28 of the United States Code in respect of such closed Cases shall be paid or reserved as set forth in Section 16.1 below.
    Cancellation of Notes, Instruments, Common Stock, Preferred Stock and Stock Options. On the Effective Date, except as otherwise provided in the Plan: (i) the Domestic Bank Documents, the Harcourt Documents and the Intercreditor Agreement; and (ii) all Interests in GCX shall be canceled, and the obligations of the Debtors thereunder shall be discharged.

  EXECUTORY CONTRACTS AND UNEXPIRED LEASES

    Assumption Generally. Effective upon the Effective Date, each executory contract and unexpired leases of the Debtors listed on the Schedule of Assumed Contracts to be Filed and served by the Debtors at least twenty (20) days prior to the Confirmation Hearing (including, without limitation, the Harcourt Leases) (collectively, "Assumed Contracts and Leases" and, individually, an "Assumed Contract or Lease") shall, at the election of AMCE, be assumed by the Debtor in Possession which is party thereto or lessee thereunder or shall be assumed and assigned to another Reorganized Debtor or to an AMCE Affiliate (including, without limitation, as part of the Corporate Restructuring Program). In the event that AMCE elects to have the Debtor in Possession which is a party to or lessee under an Assumed Contract or Lease assume and assign such Assumed Contract or Lease, notice of such proposed assumption and assignment shall be given to the non-Debtor party no later than thirty (30) days prior to the Confirmation Hearing. Absent such notice given with respect to an Assumed Contract or Lease, AMCE shall be deemed to have elected to have such Assumed Contract or Lease assumed, but not assumed and assigned, by the Debtor in Possession which is party thereto, and, on the Effective Date, such Debtor, as Reorganized Debtor, shall be deemed to have assumed such Assumed Contract or Lease. The assumption, or assumption and assignment, of any Assumed Contracts or Leases pursuant to the provisions of this Section 8.1 shall be only to the extent that such Assumed Contracts or Leases constitute executory contracts and unexpired leases within the meaning of section 365 of the Bankruptcy Code. Inclusion of a matter in the Schedule of Assumed Contracts does not constitute an admission by the Debtors, Debtors in Possession, Committee or AMCE that (i) such matter is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code, (ii) the Debtors must assume such matter in order to continue to receive or retain rights, benefits, or performance thereunder or that any Claim under such matter must be paid or default cured if it is not an executory contract or unexpired lease, or (iii) such matter is a valid contract or lease. Any contract or lease assumed, or assumed and assigned, pursuant to this Plan shall be assumed, or assumed and assigned, as previously amended or otherwise modified by the parties thereto, whether before or after the Petition Date. To the extent that the Bankruptcy Court or any other court of competent jurisdiction determines, either before, on, or after the Effective Date, that any agreement in the form of a lease of real or personal property identified for assumption in this Article 8 of the Plan, is, in fact, a secured transaction, the resulting secured indebtedness arising from such determination (and any Deficiency Claims relating thereto) shall be treated in accordance with the applicable section of the Plan. Each executory contract and unexpired lease assumed or assumed and assigned pursuant to this Article 8 by any Debtor shall revest in and be fully enforceable by the Debtor which assumed it, as Reorganized Debtor (in the case of an assumed contract or lease), or by the assignee (in the case of an assumed and assigned contract or lease) in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or assumption and assignment, or applicable federal law.
    Assumption of Documents Supplementary to Executory Contracts Each executory contract and unexpired lease of the Debtors which is assumed pursuant to the Plan shall include: (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, irrespective of whether such agreement, instrument, or other document is listed in the Schedule of Assumed Contracts or in the Schedules; and (ii) executory contracts appurtenant to the premises listed on such Schedule of Assumed Contracts, Schedules, or other document, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interest in real estate or rights in rem to such premises, unless any of the foregoing agreements are rejected in accordance with Section 8.6 of the Plan.
    Cure Claim Amounts. The Schedule of Assumed Contracts specifies the amount ("Cure Claim Amount"), if any, that the Debtors believe must be tendered on the Effective Date, in order to provide cure and compensation in accordance with sections 365(b)(1)(A) & (B) of the Bankruptcy Code with respect to each matter listed on such Schedule. In the event that any party to a contract or lease listed on the Schedule of Assumed Contracts contends that the Cure Claim Amount does not correctly set forth the amount that must be paid under sections 365(b)(1)(A) and (B) in order to assume or assume and assign such contract or lease (such amount being the "Required Cure Payment"), such party must file with the Bankruptcy Court and serve upon counsel for the Debtors, the Committee, and AMCE a written statement and an accompanying affidavit in support thereof specifying the amounts allegedly owing as the Required Cure Payment no later than ten days before the commencement of the Confirmation Hearing. Failure timely to file and serve such statement shall result in the determination that the Reorganized Debtors' tender of the Cure Claim Amount, as specified in the Schedule of Assumed Contracts, shall provide full cure and compensation for any and all defaults and unpaid obligations under such assumed or assumed and assigned executory contract or unexpired lease, and that no other amounts are owing thereunder as of the Confirmation Date. The Debtors, the Committee and AMCE reserve the right to respond to and challenge any objection filed by any party to an executory contract or unexpired lease under this Section. To the extent the Debtors, the Committee or AMCE disagree with any objection filed by any party to an executory contract or unexpired lease under this paragraph, any disputes as to the amount of the Required Cure Payment shall be resolved by a Final Order, which Final Order specifying the Required Cure Payment may be entered after the Effective Date. Each Required Cure Payment shall be made on the later of (i) thirty (30) days after the Effective Date, or as soon thereafter as is practicable, (ii) resolution by a Final Order of any dispute with respect to the amount of such Required Cure Payment, or (iii) at such time as may otherwise be agreed by the parties to any particular contracts or leases.
    Approval of Assumptions and Assumptions and Assignments. Subject to the occurrence of the Effective Date, the Confirmation Order (except as otherwise provided therein) shall constitute an order of the Bankruptcy Court approving (a) the assumption or assumption and assignment of executory contracts and unexpired leases by the Reorganized Debtors as provided for in this Plan pursuant to section 365 of the Bankruptcy Code effective as of the Effective Date, without penalty of any kind and (b) to the extent not subject to a timely objection as set forth in Section 8.2 hereof, the Cure Claim Amounts set forth in the Schedule of Assumed Contracts pursuant to section 365 of the Bankruptcy Code, effective as of the Effective Date. The assumption or assumption and assignment, as applicable, of any executory contract or unexpired lease under the Plan shall be authorized notwithstanding the existence of any cross-default provision or other provision in such contract or lease that conditions the right of the Debtors or the obligations of the non-debtor parties on (i) the insolvency or financial condition of any of the Debtors or any of their affiliates, or (ii) performance under any other contract or agreement. Any breach, default, or failure to perform under any contract or agreement that is not assumed, or assumed and assigned, by the Debtors shall in no way constitute grounds to terminate the Debtors', Reorganized Debtors', or any of their assignees' rights under any contract or lease that is assumed, or assumed and assigned, under this Plan, or excuse non-performance by the other party to such contract or lease, or otherwise affect, modify, or reduce the rights of the Debtors, Reorganized Debtors, or their assignees under such assumed, or assumed and assigned, contract or lease.
    Objections to Assumption or Assumption and Assignment of Executory Contracts and Unexpired Leases.
        Any party objecting to a Debtor's proposed assumption or assumption and assignment of an executory contract or unexpired lease based on a lack of adequate assurance of future performance or on any ground other than the adequacy of the Cure Claim Amount set forth in the Schedule of Assumed Contracts, shall file and serve a written objection to the assumption of such contract or lease within the same deadline and in the same manner established for filing objections to Confirmation of this Plan. Failure to file and serve an objection within the time period set forth above shall constitute the non-Debtor party's consent to the assumption and revestment or assumption and assignment of those contracts and leases, including an acknowledgment that the proposed assumption or assumption and assignment satisfies all requirements of Bankruptcy Code section 365 (other than as to the Required Cure Payment).
        If any party files an objection to assumption or assumption and assignment based on any ground other than the adequacy of the Cure Claim Amount set forth in the Schedule of Assumed Contracts, and the Bankruptcy Court ultimately determines that the applicable Debtor cannot assume or assume and assign the executory contract or unexpired lease or that the applicable Debtor or assignee cannot provide adequate assurance of future performance as proposed or in any modified proposal submitted by the Debtors or Reorganized Debtors or proposed assignee, then the unexpired lease or executory contract shall automatically thereupon be deemed to have been excluded from the Schedule of Assumed Contracts and shall be rejected pursuant to Section 8.6 hereof, subject to any rights AMCE may have under the AMCE Letter of Intent or the AMCE Acquisition Agreement based on such rejection.
        To the extent that any objections to the Cure Claim Amounts set forth in the Schedule of Assumed Contracts are timely filed and served and such objections are not resolved by the Debtors and the objecting parties, the Bankruptcy Court shall resolve such disputes at a hearing to be held at a date to be determined by the Bankruptcy Court at the Confirmation Hearing. The resolution of such disputes shall not affect the Debtors' assumption or assumption and assignment of the contracts or leases that are subject of such dispute but rather shall affect only the amount of the Required Cure Payment that the Debtors must pay in order to assume or assume and assign such contract or lease.
    Executory Contracts and Unexpired Leases to be Rejected.
        Effective as of, and subject to the occurrence of, the Effective Date, all executory contracts and unexpired leases that exist between the Debtors and any other entity that have not previously been assumed or rejected and that are not listed on the Schedule of Assumed Contracts including, but not limited to, all executory contracts and unexpired leases listed on the Schedule of Rejected Contracts to be Filed and Served by the Debtors at least twenty (20) days prior to the commencement of the Confirmation Hearing shall be rejected as of the Effective Date. The Debtors may amend the Schedule of Assumed Contracts with the consent of AMCE at any time prior to the Confirmation Hearing by Filing such amendment with the Bankruptcy Court and serving it on parties directly affected by the amendment, in which event the Schedule of Assumed Contracts, as so amended, shall constitute the "Schedule of Assumed Contracts" for purposes of the Plan.
        The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections on the Confirmation Date, pursuant to section 365 of the Bankruptcy Code, effective as of the Effective Date. To the extent that a matter that provides the Debtors with property rights does not constitute an executory contract or unexpired lease, rejection shall not constitute an abandonment by the Debtors of such property rights. Any non-Debtor party to an executory contract or unexpired lease identified for rejection as provided herein may, within the same deadline and in the same manner established for filing objections to Confirmation, file any objection thereto. Failure by any such non-Debtor party to file any such objection within the time period set forth above shall constitute a consent to the rejection by such non-Debtor party.
    Bar Date for Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to Section 8.5 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Secured Claim, shall be classified in Class 2, and to the extent that it is timely filed and is an Allowed Unsecured Claim, shall be classified in Class 6; provided, however, that in either event any Claim arising out of the rejection of an executory contract or unexpired lease shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their Affiliates, their successors or estates, or their properties, and shall not be entitled to any distribution under the Plan, unless a proof of claim for such Claim is filed and served on the Debtors or Reorganized Debtors within thirty (30) days after the earlier of (a) the date of entry of the first order of the Bankruptcy Court approving the rejection of the executory contract or unexpired lease, or (b) the Confirmation Date.
    Indemnification and Certain Other Rights of Directors, Officers and Employees. Notwithstanding any other provision of the Plan, the obligations of the Debtors or Reorganized Debtors to indemnify any Person or Entity serving at any time on or prior to the Effective Date as one of their directors, officers or employees by reason of such Person's or Entity's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in any certificate of incorporation, by-law, or other similar constituent document or by statutory law or written agreement with the Debtors, (collectively, the "Indemnity Obligations") shall be limited to the extent of coverage therefor under GCX's existing Directors and Officers Insurance Policy (the "D&O Policy"), as augmented by any "tail coverage" (the "Tail Coverage") purchased with respect to such D&O Policy on or before the Effective Date, the premium cost for which shall be funded by AMCE in an amount not to exceed $350,000. In no event will the cost of the Tail Coverage be funded or paid for by the Debtors and the amount of the premium relating to the Tail Coverage will not be deemed to be a Deduction Claim. In addition, the rights of the officers and directors of GCX who are serving as such as of December 6, 2001, under the existing by-laws of GCX shall be preserved against Reorganized GCX and Reorganized GCT to the extent of their right to advancement of legal fees and expenses under such by-laws up to an aggregate maximum amount of $250,000 for all individuals, claims and occurrences (subject to replenishment by any reimbursement received by Reorganized GCX or Reorganized GCT from any source). Except to the extent specifically preserved by this Section 8.8, all Indemnity Obligations shall be fully and completely discharged as of the Effective Date and shall be of no further force and effect following the Effective Date.
    GCT Programs. Without acknowledging any legal obligation to do so, the Reorganized Debtors intend to honor all gift certificates, VIP Program Vouchers and discount tickets issued by the Debtors for use in domestic theaters, to the extent such were issued in accordance with applicable law and are otherwise valid. Notwithstanding the foregoing, neither AMCE nor the Reorganized Debtors are assuming any liability under the Plan with respect to the issuance of such gift certificates, VIP Program Vouchers or discount tickets.
    Certain Compensation and Benefit Programs The Reorganized Debtors will honor the Debtors' obligations under the Debtors' court-approved employee retention programs as follows: (a) December 28, 2000 Preliminary Order on Debtors' Motion to (i) Assume Executory Contracts with Certain Employees; (ii) Make Certain Severance Payments in the Ordinary Course of Business; and (iii) Honor Retention Obligations in the Ordinary Course of Business; (b) March 16, 2001 Order Authorizing the Debtors to Assume Senior Executive Agreements, as Amended; (c) March 16, 2001 Order Authorizing Debtors to Amend Exhibit C to the Motion to (i) Assume Executory Contracts with Certain Employees; (ii) Make Certain Severance Payments in the Ordinary Course of Business; and (iii) Honor Retention Obligations in the Ordinary Course of Business and (d) October 16, 2001 Order Authorizing Debtors to Extend Enhanced Severance Benefits.

  DISTRIBUTIONS

    Distributions to Distribution Agent. In the event that the Reorganized Debtors do not serve as the Distribution Agent for distributions to be made to holders of Claims other than Class 6 Claim the Reorganized Debtors or AMCE, as the case may be, shall transmit or cause to be transmitted to the Distribution Agent sufficient Cash and New AMCE Securities to enable the Distribution Agent to make all distributions under this Plan other than the distributions to be made to holders of Class 6 Claims. No later than ten (10) days prior to the First Class 6 Distribution Date, AMCE shall distribute to the Class 6 Distribution Agent New AMCE Stock having a Plan Value equal to that which would be required if no Newly Rejected Leases were rejected, calculated in accordance with Section 7.3, above. At such time as the Allowed Amount of all Claims arising out of the rejection of the Newly Rejected Leases has been established, AMCE shall transmit to the Class 6 Distribution Agent additional New AMCE Stock having a Plan Value equal to the amount by which the total Plan Value of the New AMCE Stock to which Class 6 is entitled under the terms of the Plan, exceeds the Plan Value of all New AMCE Stock previously distributed to the Class 6 Distribution Agent.
    Distributions.
        Distribution Agent. The Distribution Agent shall be responsible for all distributions required to be made by the Reorganized Debtors under the Plan, except for distributions to Holders of Class 6 Claims. Reorganized GCX or Reorganized GCT may act as the Distribution Agent. The Post-Confirmation Committee shall select the Class 6 Distribution Agent, which may be the trustee of the Unsecured Stock Trust, who shall be responsible for all distributions required to be made to Holders of Class 6 Claims. The Distribution Agent and Class 6 Distribution Agent may employ one or more sub-agents on such terms and conditions as they may agree in their discretion. Reorganized GCX or Reorganized GCT and the trustee of the Unsecured Stock Trust, as applicable, shall not be required to provide any bond in connection with the making of any distributions pursuant to the Plan. However, if the Distribution Agent is any Person other than Reorganized GCX or Reorganized GCT or the trustee of the Unsecured Stock Trust, such Person shall be required to provide such bond on terms and in an amount to be approved by the Bankruptcy Court. All costs and expenses incurred in connection with distributions and administration of the Plan other than with respect to Class 6 thereof, including, without limitation, the fees and expenses, if any, of the Distribution Agent and professionals and sub-agents employed by the Distribution Agent, shall be borne by Reorganized GCX or Reorganized GCT. All Class 6 Distribution Expenses shall be satisfied from the sale by the Class 6 Distribution Agent, as and when necessary, of the New AMCE Stock and AMCE Stock (or from cash in lieu thereof paid by Harcourt) otherwise distributable pursuant to the Plan to the Holders of Allowed Class 6 Claims.
        Dates of Distributions. Any distribution required to be made on the Effective Date shall be deemed timely if made as soon as practicable after such date and, in any event, within thirty (30) days after such date. Any distribution required to be made upon a Claim becoming an Allowed Claim (other than an Allowed Class 6 Claim ) or Interest becoming an Allowed Interest shall be deemed timely if made as soon as practicable after the Claim or Interest has become Allowed. Distributions to Holders of Allowed Class 6 Claims shall be made on one or more Class 6 Distribution Dates. The Class 6 Distribution Agent shall only make distributions to the Holders of Allowed Class 6 Claims after establishing an adequate reserve (the "Class 6 Expense Reserve") to satisfy the actual and anticipated Class 6 Distribution Expenses.
        Manner of Distribution. Monetary distributions may be made in Cash, by wire transfer or by a check drawn on a domestic bank. Distribution of New AMCE Securities and New GCC Investments Preferred Stock shall be made by the issuance and delivery of such securities.
        Limitation on Liability Neither the Debtors, the Reorganized Debtors, the Committee, the Post-Confirmation Committee, AMCE nor any of their respective employees, officers, agents, or professional or Affiliates shall be liable for (i) any acts or omissions (except for gross negligence or willful misconduct) in connection with implementing the distribution provisions of this Plan and the making or withholding of distributions pursuant to the Plan, or (ii) any change in the value of distributions made pursuant to the Plan resulting from any delays in making such distributions in accordance with the Plan's terms (including but not limited to any delays caused by the resolution of Disputed Claims or the determination of Deduction Claims).
    Old Instruments and Securities.
        Surrender and Cancellation of Instruments and Securities. As a condition to receiving any distribution pursuant to the Plan, each Person holding any stock, note or other instrument or security (collectively "Instruments or Securities" and individually an "Instrument or Security") evidencing an existing Claim or Interest against or in a Debtor must surrender such Instrument or Security to the Distribution Agent or Class 6 Distribution Agent, as applicable.
        Rights of Persons Holding Old Instruments and Securities. As of the Effective Date, and whether or not surrendered by the holder thereof: (a) all Existing GCX Common Stock and all other Instruments and Securities evidencing any Claims or Interests (except for the Common Stock of the Debtors other than GCX) shall be deemed automatically cancelled and deemed void and of no further force or effect, without any further action on the part of any person, and any Claims or Interests under or evidenced by such Existing GCX Common Stock or other Instruments or Securities (other than Common Stock of the Debtors other than GCX) shall be deemed discharged. Until the Persons holding, or having a beneficial interest in, such Instruments or Securities as of the Record Date or their lawful successors and assigns surrender such Instruments or Securities, or otherwise comply with Section 9.4.1 of the Plan, such Persons shall have no rights (and such Instruments or Securities shall evidence no rights) except to surrender such Instruments or Securities, or otherwise comply with such Section, and to receive in exchange therefor the distributions to which such Persons are entitled pursuant to the provisions of Article 5 of the Plan. The obligations of the Debtors under any agreements relating to such Instruments and Securities shall be deemed rejected, cancelled and terminated as of the Petition Date. All options to purchase any stock of GCX shall be deemed rejected, cancelled and terminated as of the Petition Date.
        Cancellation of Liens. Except as otherwise provided in the Plan, any Lien securing any Secured Claim shall be deemed released and discharged, and the Person holding such Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including, without limitation, any cash collateral) held by such Person and to take such actions as may be requested by the Reorganized Debtors to evidence the release of such Lien, including, without limitation, the execution, delivery and filing or recording of such releases as may be requested by Reorganized Debtors at the sole expense of Reorganized Debtors.
    De Minimis Distributions and Fractional Shares. No Cash payment of less than ten dollars ($10) shall be made by the Reorganized Debtors, the Distribution Agent or the Class 6 Distribution Agent to any holder of Claims unless a request therefor is made in writing to the Reorganized Debtors or the Distribution Agent or, in the case of an Allowed Class 6 Claim, the Class 6 Distribution Agent. No fractional shares of New AMCE Common Stock shall be distributed; any entity that otherwise would be entitled to receive a fractional share distribution under this Plan shall instead receive an amount of shares rounded down to the next whole number. In lieu of issuing any New AMCE Note in a denomination of less than $1,000, AMCE may elect to pay, to the Person which would otherwise have been entitled to receive such New AMCE Note, Cash in the principal amount of such New AMCE Note that would otherwise have been issued. Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent. Any cash, securities or other property that is not distributed as a consequence of this section shall, after the last distribution on account of Allowed Claims in the applicable Class, be treated as "Unclaimed Property" under the Plan.
    Compliance with Tax Requirements. The Distribution Agent and Class 6 Distribution Agent shall comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Plan. In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Distribution Agent or Class 6 Distribution Agent, as applicable, shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution, or effect any such withholding and deposit all moneys so withheld to the extent required by law. Notwithstanding any other provision of this Plan, the Distribution Agent or Class 6 Distribution Agent, as applicable, by written demand may require any Holder of an Allowed Administrative Claim, an Allowed Claim, or other recipient of a distribution under this Plan to provide the Distribution Agent or Class 6 Distribution Agent with such information as is reasonably necessary for the Distribution Agent or Class 6 Distribution Agent to comply with all applicable withholding and reporting requirements. Such information, if demanded by the Distribution Agent or Class 6 Distribution Agent, shall be provided to the Distribution Agent or Class 6 Distribution Agent in advance of, and as a condition to, receiving any distribution under this Plan. In addition, with respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received, the Distribution Agent or Class 6 Distribution Agent, as applicable, may, at its sole option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received.
    Delivery of Distributions. Except as provided in Section 9.7 with respect to Unclaimed Property, distributions to holders of Allowed Claims and Allowed Administrative Claims shall be distributed by mail as follows: (1) with respect to each Holder of an Allowed Claim that has filed a proof of claim, at the address for such holder as maintained by the official claims agent for the Debtors; (2) with respect to each holder of an Allowed Claim that has not filed a proof of claim, at the address reflected on the Schedules filed by the Debtors, provided, however, that if the Debtors, the Reorganized Debtors, the Distribution Agent or Class 6 Distribution Agent, as applicable, have received a written notice of a change of address for such holder, the address set forth in such notice shall be used; or (3) with respect to each Holder of an Allowed Administrative Claim, at such address as the holder may specify in writing.
    Undeliverable Distributions. If the distribution of Cash, New AMCE Securities or New GCC Investments Preferred Stock to the Holder of any Allowed Claim, Allowed Interest or Allowed Administrative Claim is returned to the Reorganized Debtors or the Distribution Agent or Class 6 Distribution Agent as undeliverable (any such distribution being hereinafter referred to as "Unclaimed Property"), no further distribution shall be made to such Holder unless and until the Reorganized Debtors, the Distribution Agent or the Class 6 Distribution Agent, as applicable, is notified in writing of such Holder's then current address. Subject to the remainder of this Section and Sections 9.8, Unclaimed Property shall remain in the possession of the Reorganized Debtors or the Distribution Agent or Class 6 Distribution Agent pursuant to this Section 9.7, and shall be set aside and (in the case of Cash) held in a segregated interest-bearing account (as to Cash Unclaimed Property)to be maintained by the Distribution Agent or Class 6 Distribution Agent, as applicable, until such time as the subject distribution becomes deliverable. Nothing contained in the Plan shall require the Reorganized Debtors, Distribution Agent or Class 6 Distribution Agent to attempt to locate such Person.
    Disposition of Unclaimed Property. If the Person entitled thereto notifies the Reorganized Debtors, Distribution Agent, or Class 6 Distribution Agent, as applicable, of such Person's claim to the distribution of Unclaimed Property within nine (9) months following the Effective Date, the Unclaimed Property distributable to such Person, together with any interest or dividends earned thereon, shall be paid or distributed to such Person on the next Distribution Date. Any Holder of an Allowed Claim or Allowed Administrative Claim that does not assert a claim in writing for Unclaimed Property held by the Reorganized Debtors, the Distribution Agent or Class 6 Distribution Agent within nine (9) months after the Effective Date shall no longer have any claim to or interest in such Unclaimed Property, and shall be forever barred from receiving any distributions under this Plan or otherwise from the Reorganized Debtors, the Distribution Agent or the Class 6 Distribution Agent. In such cases any property held for distribution on account of such Claims or Administrative Claims other than New AMCE Stock held for distribution to Class 6 shall be retained by the Reorganized Debtors or AMCE as follows: pursuant to Bankruptcy Code section 347(b), any undistributed Cash shall be the property of the Reorganized Debtors, any undistributed New AMCE Notes or New AMCE Stock shall be the property of AMCE (and may be cancelled by AMCE), free from any restrictions thereon, and such undistributed Cash or securities shall not be subject to the unclaimed property or escheat laws of any State or other governmental unit. If such Unclaimed Property consists of any distribution for any Persons holding Class 6 Claims, such Distribution shall become the property of and be distributed to the other Persons holding Allowed Class 6 Claims on a Pro Rata basis.
    Voting of Undelivered New AMCE Common Stock. In connection with any election or other vote by the holders of AMCE Stock, any shares of New AMCE Stock that have not been delivered pursuant to this Plan (including but not limited to any shares held by the trustee of the Unsecured Stock Trust), shall be deemed voted in the same proportion as those shares of AMCE Stock (whether or not it is New AMCE Stock) that have been voted with respect to the particular election or other vote.
    Setoff. The Distribution Agent and Class 6 Distribution Agent may, but are not required to, set off against any Claim and the distribution to be made pursuant to the Plan in respect of such Claim, any claims of any nature which Debtors may have had against the holder of such Claim. Neither the failure by the Debtors, the Distribution Agent or Class 6 Distribution Agent to effect such a setoff nor the allowance of any Claim shall constitute a waiver or a release of any claim which the Debtors or Reorganized Debtors may have against the Holder of a Claim.
    Record Date. Interests represented by Existing GCX Common Stock must be of record as of the Record Date to be eligible for the treatment of Class 10 Interests under the Plan. As of the close of business on the Record Date, the transfer ledgers for the Existing GCX Common Stock as maintained by, or on behalf of, GCX shall be closed and there shall be no further registrations or other changes in the holders of record of such securities on such transfer ledgers. Reorganized GCX, and the transfer agents or registrars, as the case may be, shall have no obligation to recognize any transfer of Existing GCX Common Stock occurring thereafter.

  LITIGATION AND OBJECTIONS TO CLAIMS

    Preservation of Rights of Action and Defenses. Except to the extent such Rights of Action and defenses are expressly and specifically released or modified in connection with the Plan, (i) any and all Rights of Action and defenses accruing to the Debtors or their Estates (including, without limitation, Avoidance Rights of Action) shall remain assets of and vest in the Reorganized Debtors, which shall be the representative of the Estate within the meaning of 11 U.S.C. Section 1123(b)(3), whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such Rights of Action or defenses have been Scheduled or otherwise listed or referred to in this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court, and (ii) except to the limited extent provided in Section 10.2, neither the Debtors nor the Reorganized Debtors waive, relinquish, or abandon (nor shall they be estopped or otherwise precluded from asserting) any Right of Action or defense that constitutes property of the Debtors' estates: (a) whether or not such Right of Action or defense has been listed or referred to in the Schedules, this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court, (b) whether or not such Right of Action or defense is currently known to the Debtors, and (c) whether or not a defendant in any litigation relating to such Right of Action or defense filed a proof of claim in the Chapter 11 Cases, filed a notice of appearance or any other pleading or notice in the Chapter 11 Cases, voted for or against this Plan, or received or retained any consideration under this Plan. Without in any manner limiting the scope of the foregoing, notwithstanding any otherwise applicable principle of law or equity, including, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, or refer to a Right of Action or defense, or potential Right of Action or defense, in the Debtors' Schedules, this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the Reorganized Debtors' right to commence, prosecute, defend against, settle, and realize upon any Rights of Action or defenses that any of the Debtors or Reorganized Debtors have or may have as of the Confirmation Date. The Reorganized Debtors may commence, prosecute, defend against, recover on account of, and settle all Rights of Action and defenses in their sole discretion in accordance with what is in the best interests, and for the benefit, of the Reorganized Debtors.
    Objections to Claims and Other Rights of Action. Notwithstanding the foregoing (and except for objections that may be filed by Harcourt with respect to the Identified Leases at any time prior to the Objection Deadline), from and after the Effective Date, the Post-Confirmation Committee shall act as the exclusive estate representative within the meaning of 11 U.S.C. Section 1123(b)(3) for the sole and limited purpose of objecting to the allowance of any Class 6 Claim. Notwithstanding the foregoing, at the written election of AMCE made before the Objection Deadline, the Class 6 Claim of John Berylson in an amount of $2,327,225.71 shall be Allowed in full as a Class 6 Claim, and no objection shall be filed to such Claim to the extent of such amount. The claim filed by Michael A. Greeley in the approximate amount of $2.1 million (the "Greeley Claim") shall be settled on the following terms and conditions: (i) the Greeley Claim shall be allowed as a Class 6 unsecured claim in the amount of $900,000 and disallowed for any amount in excess of $900,000 (and any other claims filed by Greeley shall be disallowed); (ii) the Debtors and Greeley shall release one another from any and all other claims, including, without limitation, any claims of the Estates against Greeley under section 547 of the Bankruptcy Code (which release shall be binding upon the Reorganized Debtors and any successors) or under any notes; and (iii) Greeley will not object to the treatment of the Greeley Claim as a Class 6 claim or to confirmation of the Plan. The Post-Confirmation Committee shall also have the non-exclusive power and authority to object to the Allowance of any Deduction Claims. The Post-Confirmation Committee shall be vested with and have exclusive standing to assert all Rights of Action that may be asserted as a defense or setoff to the allowance of any Class 6 Claim or Deduction Claim, including without limitation Avoidance Rights of Action and any defenses that may be asserted under 11 U.S.C. Section 502(d), for the limited purpose of seeking disallowance of any Class 6 Claim or Deduction Claim, but may not seek any affirmative recovery against any Person with respect to any Rights of Action without the consent of Reorganized GCX (and any such affirmative recovery shall be property of the Reorganized Debtors); and, subject to the foregoing limitations, the Post-Confirmation Committee may assert, prosecute, settle, release, sell, assign, otherwise transfer or compromise objections to Class 6 Claims in its sole discretion and may settle or otherwise comprise any Deduction Claims with the consent of the Reorganized Debtors, not to be unreasonably withheld. Notwithstanding the foregoing, Reorganized Debtors shall have the option to release any and all Claims arising out of notes executed in their favor by John Berylson and Demos Kouvaris. Unless another date is established by order of the Bankruptcy Court or the Plan, any objection to a Claim shall be filed with the Bankruptcy Court and served on the Person holding such Claim within one hundred and twenty (120) days after the later of the Effective Date or the filing of a proof of claim for such Claim (the "Objection Deadline"). The Post-Confirmation Committee shall have the right to petition the Bankruptcy Court, without notice or a hearing, other than notice and an opportunity to be heard to Reorganized GCX and AMCE, for an extension of such date if a complete review of all Claims cannot be completed by such date.
    Treatment of Disputed Claims.
        No Distribution Pending Allowance. If any portion of a Claim is a Disputed Claim, no payment or distribution provided for under the Plan shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.
        Distribution After Allowance. On the next Distribution Date following the date on which a Disputed Claim becomes an Allowed Claim, the Distribution Agent or Class 6 Distribution Agent, as applicable, shall distribute to the Person holding such Claim any Cash or New AMCE Securities that would have been distributable to such Person if such Claim had been an Allowed Claim on the Effective Date.
        Reserves for Disputed Claims. In the event that Disputed Claims are pending, the Distribution Agent or Class 6 Distribution Agent, as applicable, shall establish reasonable reserves for such Disputed Claims and the aggregate property to be distributed to holders of Allowed Claims on any Distribution Date shall be adjusted to reflect such reserves. The Distribution Agent or Class 6 Distribution Agent may move the Bankruptcy Court for approval of its determination to reserve certain amounts. AMCE shall have no liability or obligation with respect to the adequacy of such reserves and, except to the extent that Reorganized GCX serves as Distribution Agent, Reorganized GCX shall have no liability or obligation with respect to the adequacy of any such reserves.

  EFFECTS OF PLAN CONFIRMATION

    Discharge of Debtors. The rights afforded in the Plan and the treatment of all Claims and Interests therein shall be in exchange for, and in complete satisfaction, discharge, and release of, any and all Claims and Interests of any nature whatsoever, including any interest, fees, or penalties accrued on or relating to such Claims whether before or after the Petition Date, against the Debtors and the Debtors in Possession, or any of their assets or properties. Except as otherwise provided herein, (i) on the Effective Date, the Debtors and Reorganized Debtors shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims, and Interests that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not: (a) a proof of claim or proof of interest based on such Claim, debt or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim or Interest based on such debt or interest is allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of a Claim or Interest based on such debt or interest has accepted the Plan or has made an appearance in the Cases; and (ii) all persons and entities (including, but not limited to, States and other governmental units) shall be deemed precluded from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. The Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against the Debtors at any time obtained to the extent that it relates to a Claim discharged.
    Injunction. Except as otherwise expressly provided in the Plan, the documents executed pursuant to the Plan, or the Confirmation Order, on and after the Effective Date, all persons and entities who have held, currently hold, or may hold a debt, Claim, or Interest discharged pursuant to the terms of the Plan (including but not limited to States and other governmental units, and any State official, employee, or other entity acting in an individual or official capacity on behalf of any State or other governmental units) shall be deemed permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim, or Interest: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, their successors, or their property; (2) enforcing, attaching, executing, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, their successors, or their property; (3) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors, their successors, or their property; (4) asserting any set off, right of subrogation, or recoupment of any kind against any obligation due the Debtors, the Reorganized Debtors, their successors, or their property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan. Any person or entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages from the willful violator.

  RELEASES, INJUNCTIONS AND LIMITATION OF LIABILITY

    Release by Debtors.
        From and after the Effective Date, AMCE (and its officers, directors, employees and other agents, advisors, attorneys and accountants, successors or assigns) (collectively, the "Releasees") shall be released by the Debtors, Debtors in Possession and their respective direct and indirect subsidiaries from any and all Rights of Action, including without limitation all claims (as defined in Section 101(5) of the Bankruptcy Code), obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, contingent or fixed, liquidated or unliquidated, existing or hereafter arising, in law, equity or otherwise, that any Debtor, Debtor in Possession or any of their respective direct or indirect subsidiaries is entitled to assert in its own right or on behalf of the Holder of any Claim or Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or prior to the Effective Date.
        From and after the Effective Date, the Holders of Allowed Class 6 Claims and Allowed Class 9 Claims shall be released by the Debtors and their respective subsidiaries from any and all Avoidance Rights of Action, known or unknown, that any Debtor or any of their respective subsidiaries is entitled to assert in its own right or on behalf of the Holder of any Claim or Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or prior to the Petition Date, except to the extent such Avoidance Rights of Action may be asserted as a defense or offset to the allowance of any Class 6 Claim or as grounds for disallowance or subordination under 11 U.S.C. Section 502(d) or otherwise of any Class 6 Claim.
    Certain Mutual Releases. On and after the Effective Date, each of: (i) the Debtors, the Reorganized Debtors, their subsidiaries and their Affiliates; on the one hand; and (ii) each of the officers, directors and employees of the foregoing who were such as of December 6, 2001, on the other hand, for good and valuable consideration, shall automatically be deemed to have released one another unconditionally and forever from any and all Claims, obligations, rights, suits, damages, causes of action, Avoidance Rights of Action, remedies and liabilities whatsoever, whether liquidated, or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any of the foregoing entities would have been legally entitled to assert in their own right, whether individually or collectively, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, relating in any way to the Debtors, the Reorganized Debtors, the Cases, the Plan, the Disclosure Statement, or any related agreements, instruments or other documents, except for Claims arising: (i) under Sections 8.8 or 8.10 of the Plan; or (ii) arising after the Petition Date in the ordinary course of business and constituting Administrative Claims. In furtherance of the foregoing, the Confirmation Order will constitute an injunction permanently enjoining the commencement or prosecution by any entity, whether directly, derivatively, or otherwise, of any Claim, demand, liability, obligation, debt, right, cause of action, interest, remedy released or to be released pursuant to the Plan, against the foregoing Persons and entities. Any officer, director or employee who objects to granting the release provided for in this Section 12.2 may, by giving written notice of such objection prior to the Confirmation Date, elect to be excluded from the operation of this Section 12.2, in which event such officer or director shall neither be released, nor be deemed to have granted a release, under this Section 12.2.
    Injunctions and Stays. Unless otherwise provided in the Plan or the Confirmation Order, all injunctions and stays provided for in the Cases pursuant to Sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. From and after the Effective Date, all Persons are permanently enjoined from, and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any Claim or Interest, seeking to hold (a) any of the Reorganized Debtors, (b) the property of any of the Reorganized Debtors, or (c) any of the Persons released under this Plan (or their respective officers, directors, employees and other agents, advisors, attorneys and accountants, successors or assigns) liable for any claim, obligation, right, interest, debt or liability that has been discharged or released pursuant to Sections 11.1, 12.1 or 12.3 of the Plan. Each Person holding a claim or interest jointly against a Debtor and a non-Debtor subsidiary of GCX, by virtue of the acceptance by such Person of any Distribution or consideration given under the Plan, is permanently enjoined from, and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any claim or interest, seeking to hold a non-Debtor subsidiary of GCX liable for any claims obligation, right, interest, debt or liability.
    No Liability for Solicitation or Participation. As specified in section 1125(e) of the Bankruptcy Code, entities that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.
    Limitation of Liability. Effective as of the Effective Date, none of the Debtors, Reorganized Debtors, the Committee, AMCE, the GECC Group or Harcourt nor any of their respective members, officers, directors, employees and other agents, advisors, attorneys and accountants shall have or incur any liability to any Holder of any Claim or Interest or any other Person for any act or omission in connection with or arising out of the negotiation, preparation and pursuit of confirmation of the Plan, the Disclosure Statement, the consummation of the Plan, the administration of the Plan, the Cases or the property to be distributed under the Plan except for (a) liability based on the timely performance of obligations under the Plan; and (b) liability based on willful misconduct or gross negligence as finally determined by the Bankruptcy Court. Each of the Debtors, the Reorganized Debtors, the Committee, AMCE, the GECC Group, Harcourt (and their respective officers, directors, employees and other agents, advisors, attorneys and accountants) shall be entitled to rely, in every respect, upon the advice of counsel with respect to their duties and responsibilities under the Plan.
    Waiver of Subordination Rights. On the Effective Date, each Person holding a Claim or Interest shall be deemed (a) by virtue of the acceptance of the Plan by the requisite majority in number and amount of members in its Class, (b) by virtue of the acceptance or deemed acceptance of the Plan by such Person, or (c) by the acceptance by such Person of any distribution made or consideration given under the Plan, to have waived and relinquished any and all rights arising under the Intercreditor Agreement, any subordination agreements or applicable law, including, without limitation, Section 510 of the Bankruptcy Code, to the payment or distributions of consideration made or to be made under the Plan to any other Person holding a Claim against, or an Interest in, any Debtor or more than one of the Debtors.
    Limited Releases by Holders of Claims and Interests. On and after the Effective Date, each Holder of a Claim or Interest who has accepted the Plan and who has not elected on the Ballot to opt out of this provision, in exchange for, among other things, such Holder's distribution under the Plan, shall be deemed to have released unconditionally each of the Debtors, and (to the extent that the following persons or entities are such as of the date of this Plan), their subsidiaries, their Affiliates, and the agents, officers, directors, partners, members, professionals and agents of the foregoing (and the officers, directors, partners, members, professionals and agents of each thereof), from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person or Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to the Debtors, the Cases, the Plan, the Disclosure Statement, or any related agreements, instruments or other documents, except: (i) for Claims arising under or preserved by the Plan (including any Claims arising after the Effective Date under assumed leases and executory contracts and including Allowed Administrative Claims) and (ii) for Claims arising after the Petition Date in the ordinary course of business. In furtherance of the foregoing, the Confirmation Order will constitute an injunction permanently enjoining the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any Claim, demand, liability, obligation, debt, right, Cause of Action, interest or remedy released or to be released pursuant to the Plan against the foregoing Persons and Entities. Notwithstanding the foregoing, this Section 12.7 shall not apply to any Holder of an Interest in the event the Class 10 Participation Conditions are not satisfied.
    Enforceability of Releases. Notwithstanding anything contained herein to the contrary, the foregoing release provisions of this Section 12 with respect to the release of non-Debtor third parties shall be enforced only to the extent permitted by applicable bankruptcy and non-bankruptcy law.

  CONDITIONS TO confirmation and EFFECTIVENESS

    Conditions Precedent to Plan Confirmation. The following are conditions precedent to confirmation of the Plan:
        [omitted].
        [omitted].
        AMCE shall not have terminated its obligations under the AMCE Letter of Intent in accordance with Section 3(f) thereof.
        The Bankruptcy Court shall have entered one or more orders, in form and substance satisfactory to AMCE, which shall be in full force and effect and not stayed and which shall:
        decree that the Plan and the Confirmation Order shall supersede any Bankruptcy Court orders issued prior to the Effective Date that are inconsistent therewith;
        authorize the implementation of the Plan in accordance with its terms, including, without limitation, the execution and delivery of the agreements and instruments entered into pursuant to the Plan (including, without limitation, each of the Plan Documents);
        subject to Section 16.9 of the Plan, issue the injunction and authorize the issuance of the releases and exculpations as set forth in the Plan, effective as of the Effective Date;
        decree that, on the Effective Date, the transfers of assets by the Debtors contemplated by the Plan (i) are or will be legal, valid and effective transfers of property, (ii) vest or will vest in the transferee good title to such property free and clear of all Claims, Interests and Liens, except those provided for in the Plan or the Confirmation Order, (iii) do not or will not constitute fraudulent conveyances under any applicable law and (iv) do not and will not subject the Debtors, Reorganized Debtors or property so transferred to any liability by reason of such transfer under applicable law or any theory of law including, without limitation, any theory of successor or transferee liability; and
        confirm the Plan and authorize its implementation in accordance with its terms.
        the offer and the sale of the New AMCE Notes, New AMCE Stock and New Investments LLC interests under the Plan (which does not include any New Investments LLC interests offered and sold in the Equity Financing) are exempt from registration under the Securities Act of 1933 and state securities laws under section 1145(a) of the Bankruptcy Code.
    Conditions Precedent to Plan Effectiveness. The following shall be conditions precedent to the effectiveness of the Plan and the occurrence of the Effective Date.
        The orders referred to in Section 13.1, including, without limitation, the Confirmation Order, shall be Final Orders.
        All agreements and instruments contemplated by, or to be entered into pursuant to, the Plan, including, without limitation, each of the Plan Documents necessary for consummation of the Plan, shall have been duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived.
        All conditions to AMCE's obligation to close the acquisition of Reorganized GCX set forth in the AMCE Acquisition Agreement shall have been satisfied or waived by AMCE.
    Waiver of Conditions. The conditions set forth in Sections 13.1 and 13.2, other than those set forth in Section 13.1.4, may be waived with the consent of AMCE and the Proponents, at any time, without notice, leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.

  RETENTION OF JURISDICTION

    Retention of Jurisdiction. Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Cases and any of the proceedings arising from, or relating to, the Cases pursuant to Section 1142 of the Bankruptcy Code and 28 U.S.C. Section 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court shall retain jurisdiction for the following purposes:
        to hear and determine any and all objections to the allowance, or requests for estimation, of Claims or the establishment of reserves pending the resolution of Disputed Claims;
        to consider and act on the compromise and settlement of any Claim against, or cause of action on behalf of, any Debtor or any Estates;
        to hear and determine any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease and to determine the allowance of any Claim resulting therefrom;
        to enter such orders as may be necessary or appropriate in connection with the recovery of the Debtors' assets wherever located;
        to hear and determine any and all applications for allowance of compensation and reimbursement of expenses;
        to hear and determine any and all controversies, suits and disputes arising under or in connection with the interpretation, implementation or enforcement of the Plan and any of the documents intended to implement the provisions of the Plan or any other matters to be resolved by the Bankruptcy Court under the terms of the Plan.
        to hear and determine any motions or contested matters involving Taxes, tax refunds, tax attributes and tax benefits and similar and related matters with respect to any Debtor arising prior to the Effective Date or relating to the administration of the Cases, including, without limitation, matters involving federal, state and local Taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;
        to hear and determine any and all applications, adversary proceedings and contested matters pending on the Effective Date or that may be commenced thereafter as provided in the Plan;
        to effectuate distributions under and performance of the provisions of the Plan;
        to hear and determine any applications to modify any provision of the Plan to the full extent permitted by the Bankruptcy Code;
        to correct any defect, cure any omission or reconcile any inconsistency in the Plan, the exhibits to the Plan and annexes thereto, including any of the Plan Documents, or any order of the Bankruptcy Court, including the Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan;
        to determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;
        to enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings issued or entered in connection with the Cases or the Plan;
        to enter such orders as may be necessary or appropriate in aid of confirmation and to facilitate implementation of the Plan, including, without limitation, any stay orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;
        to determine any other matter not inconsistent with the Bankruptcy Code;
        to hear and determine any dispute that may arise relating to the governance or structure of New Investments LLC; and
        to issue a final decree closing the Cases.

  MODIFICATION OR WITHDRAWAL OF PLAN

    Modification of Plan. At any time prior to confirmation of the Plan, with the consent of AMCE (but not otherwise), the Proponents may supplement, amend or modify the Plan. After confirmation of the Plan, with the consent of AMCE (but not otherwise), the Debtors or Reorganized Debtors may apply to the Bankruptcy Court, pursuant to Section 1127 of the Bankruptcy Code, to modify the Plan. After confirmation of the Plan, the Debtors or Reorganized Debtors with the consent of AMCE (but not otherwise) may apply to remedy defects or omissions in the Plan or to reconcile inconsistencies in the Plan, but any modification that adversely affects the treatment of Class 6 shall require the consent of the Post-Confirmation Committee. The Plan may not be altered, amended or modified without the written consent of AMCE and, prior to the Effective Date, the Debtors or, after the Effective Date, Reorganized Debtors.
    Withdrawal of Plan. The Proponents reserve the right, with the consent of AMCE (but not otherwise), to revoke and withdraw the Plan at any time before the Confirmation Date or, if the conditions set forth in Section 13.2 hereof cannot be satisfied for any reason after the Confirmation Date, at any time up to the Effective Date.
    Termination Events. If the Proponents, with the consent of AMCE (but not otherwise), revoke or withdraw the Plan prior to the Confirmation Date, if confirmation is denied by a Final Order, or if the Effective Date does not occur by June 1, 2002 (or such later date as may be agreed to by the Creditor Parties, AMCE and GCX), then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or any other entity or to prejudice in any manner the rights of the Debtors or any entity in any further proceedings involving the Debtors.
    Nonconsensual Confirmation. In the event that any impaired Class of Claims or Interests shall fail to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code, the Proponents (i) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, and (ii) in accordance with Section 15.1, and with the consent of AMCE (but not otherwise), may modify the Plan in accordance with section 1127(a) of the Bankruptcy Code.

  MISCELLANEOUS

    Payment of Statutory Fees. All quarterly fees due and payable to the Office of the United States Trustee pursuant to section 1930(a)(6) of title 28 of the United States Code shall be paid in full on or before the Effective Date, or, to the extent such quarterly fees are disputed, an adequate reserve shall have been established and set aside for payment in full thereof, as required by section 1129(a)(12) of the Bankruptcy Code. Each Reorganized Debtor shall remain responsible for timely payment of its respective quarterly fees due and payable after the Effective Date and until such Reorganized Debtor's Case is closed, to the extent required by section 1930(a)(6) of title 28 of the United States Code; provided, however, that all such quarterly fees shall be paid by the Class 6 Distribution Agent or (if the Committee elects to establish the Unsecured Stock Trust) the Unsecured Stock Trustee as a Class 6 Distribution Expense. After the Effective Date and until the Cases are closed, the Reorganized Debtors shall file with the Office of the United States Trustee any required financial reports.
    Payment Dates. Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day.
    Headings. The headings used in the Plan are inserted for convenience only and neither constitutes a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.
    Other Documents and Actions. The Reorganized Debtors may execute such other documents and take such other actions as may be necessary or appropriate to effectuate the transactions contemplated under this Plan.
    Notices.

    All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail addressed to:

    GC Companies, Inc.
    Attention: Chief Executive Officer
    1300 Boylston Street
    Chestnut Hill, MA 02467

    with copies to:

    PACHULSKI, STANG, ZIEHL,

    YOUNG & JONES P.C.

    Marc A. Beilinson

    Jeremy V. Richards

    10100 Santa Monica Boulevard, Suite 1100

    Los Angeles, California 90067

    Telephone: (310) 277-6910

    Facsimile: (310) 201-0760

    GOODWIN PROCTER LLP

    Daniel M. Glosband P.C.

    Exchange Place

    Boston, Massachusetts 02109

    Telephone: (617) 570-1000

    Facsimile: (617) 523-1231

    AMC ENTERTAINMENT, INC.

    Craig Ramsey

    Chief Financial Officer

    106 W. 14th Street

    Suite 2000

    Kansas City, MO 64105

    Telephone: (816) 221-4060 x 346

    Facsimile: (816) 480-4617

    LATHROP & GAGE L.C.

    Raymond F. Beagle Jr., Esq.

    2345 Grand Boulevard

    Suite 2800

    Kansas City, MO 64105

    Telephone: (816) 460-5823

    Facsimile: (816) 292-2001

    STUTMAN, TREISTER &
    GLATT PROFESSIONAL CORPORATION
    Isaac M. Pachulski
    3699 Wilshire Boulevard, 9th Floor
    Los Angeles, California 90010
    Telephone: (213) 251-5100

    Facsimile: (213) 251-5288

    All notices and requests to any Person holding of record any Claim or Interest shall be sent to them at their last known address or to the last known address of their attorney of record. Any such Person may designate in writing any other address for purposes of this Section 16.3.2, which designation will be effective on receipt.

    Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Delaware (without reference to its conflict of law rules) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specifically provided in such agreements, documents, or instruments.
    Binding Effect. The Plan and all rights, duties and obligations thereunder shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, holders of Claims, holders of Interests, and their respective successors or assigns.
    Successors and Assigns. The rights, benefits, and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and assigns of such entity.
    Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be illegal, impermissible, invalid, void or unenforceable, or otherwise to constitute grounds for denying confirmation of the Plan, the Bankruptcy Court shall, with the consent of the Proponents and AMCE (as to all terms and provisions other than those contained in Sections 12.2 or 12.7 of the Plan) and with the consent of AMCE alone (in the case of any terms or provisions of Sections 12.2 or 12.7 of the Plan), have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of the Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion; provided, however, that notwithstanding anything to the contrary herein, if, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be illegal, impermissible, invalid, void, unenforceable or otherwise to constitute grounds for denying confirmation of the Plan: (i) any such term or provision in Sections 12.2 or 12.7 of the Plan shall be severable at the sole election of AMCE; and (ii) except for any term or provision in Sections 12.2 or 12.7 of the Plan, the terms and provisions of the Plan shall not be severable unless such severance is agreed to by the Proponents and consented to by AMCE.
    No Waiver. The failure of the Debtors or any other Person to object to any Claim for purposes of voting shall not be deemed a waiver of the Post-Confirmation Committee's or Reorganized Debtors' right to object to or examine such Claim, in whole or in part.
    Committee.
        From the Confirmation Date and up to and including the Effective Date, the members of the Committee appointed pursuant to section 1102 of the Bankruptcy Code, and their duly appointed successors, will continue to serve. On or prior to the Effective Date, the Committee shall appoint three (3) of its members to serve as a Post-Confirmation Committee, which shall continue in existence until the later of: (a) the completion of all distributions to Persons holding Allowed Class 6 Claims; or (b) entry of a Final Order in respect to all objections to Claims asserted by the Post-Confirmation Committee. If for any reason a member of the Post-Confirmation Committee ceases to be a member, the remaining Post-Confirmation Committee members may select a successor to that member, provided the successor member holds an Allowed Class 6 Claim. Those Committee members not continuing to serve on the Post-Confirmation Committee and any professionals not continuing to be employed by the Post-Confirmation Committee shall be released and discharged from their respective fiduciary obligations; provided, however, that following the Effective Date, the responsibilities of such members and professionals shall be limited to the preparation of their respective fee applications.
        The Post-Confirmation Committee shall have all of the rights and duties of an official committee appointed pursuant to Bankruptcy Code Section 1102, and may without order of the Bankruptcy Court employ and pay professionals as provided in the Plan, including the same professionals employed by the Committee, to assist it in the performance of its duties.
    Payment of Postpetition Interest and Attorneys' Fees. Unless otherwise expressly provided in the Plan, or allowed by order of the Bankruptcy Court, or required to be paid pursuant to the DIP Facility Order, the Debtors or Reorganized Debtors shall not be required to pay to any holder of a claim any interest, penalty or late charge, accruing on or after the Filing Date or any attorneys' fees with respect to such claim (except as may be specified in the Plan Documents).
    Services by and Fees for Professionals and Certain Parties.
        Fees and expenses for the professionals retained by the Debtors or the Committee for services rendered and costs incurred after the Petition Date and prior to the Effective Date will be fixed by the Bankruptcy Court after notice and a hearing and such fees and expenses will be paid by Reorganized GCX or Reorganized GCT (less deductions for any and all amounts thereof already paid to such Persons) within five (5) Business Days after a Final Order of the Bankruptcy Court approving such fees and expenses.
        The Reorganized Debtors may, in the ordinary course and without need for notice or Bankruptcy Court order, employ professionals, including any professionals employed during this case, to assist in the performance of their duties hereunder. Any professionals so employed shall be entitled to receive reasonable compensation and reimbursement of expenses, to be determined and paid in the discretion of the Reorganized Debtors without need for Bankruptcy Court approval.
        The Post-Confirmation Committee, the Class 6 Distribution Agent and, if applicable, the Unsecured Stock Trust, may, in the ordinary course and without need for notice or Bankruptcy Court order, employ professionals, including any professionals employed by the Committee during this case, to assist in the performance of their duties hereunder. The Post-Confirmation Committee, the Class 6 Distribution Agent, the Unsecured Stock Trustee (if any) and any professionals employed by any or all of them shall be entitled to receive compensation and reimbursement of expenses as provided for in the Plan without need for Bankruptcy Court approval.
    Exemption from Securities Laws. All of the New AMCE Stock, New AMCE Notes and New Investments LLC Interests (other than those issued in the Equity Financing) distributed pursuant to this Plan are and shall be entitled to the benefits and exemptions provided by section 1145 of the Bankruptcy Code.
    Implementation of Bankruptcy Code Section 1146(c). Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers or other transactions that occur pursuant to or in connection with this Plan or the Confirmation Order shall not be subject to, and may not be taxed under any federal, State, or local law imposing a stamp tax, real estate transfer tax, document recording tax, conveyance fee, intangibles or similar tax, mortgage tax, mortgage recording tax or similar tax or governmental assessment, including but not limited to: (i) the issuance, transfer, or exchange of any security (including but not limited to the New AMCE Securities and the New GCC Investment Preferred Stock); (ii) the creation, modification, filing, or recording of any mortgage, deed of trust, deed to secure debt, collateral pledge, collateral assignment, UCC financing statement, or other security interest or lien; (iii) the making or assignment of any contract, lease, or sublease; (iv) the making or delivery of any deeds, bills of sale, or assignments; or (v) the making of any agreement or instrument in furtherance of, or in connection with, this Plan, including any merger agreements, agreements or consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, or assignments executed in connection with the Plan.
    Inconsistencies. In the event the terms or provisions of the Plan are inconsistent with the terms and provisions of the Exhibits to the Plan or documents executed in connection with the Plan, the terms of the Plan shall control.

Dated: January 30, 2002

GC COMPANIES, INC. AND ITS JOINTLY ADMINISTERED SUBSIDIARIES

By: _____/s/_____________________

Name:

Title:

OFFICIAL COMMITTEE OF UNSECURED CREDITORS

By: ________/s/_________________
Name: William Kaye
Title: Chairperson

EXHIBIT 1.94

HARCOURT LEASES



Unit No.	Unit Name	Address 1	City	State	Landlord or Owner (managed)	General Cinema Entity: Tenant, Managing Agent or Owner
408	Citadel Mall	2072 SAM RITTENBERG BLVD	CHARLESTON	SC	Charleston Joint Venture	General Cinema Corp. of South Carolina
448	County Seat	COUNTY SEAT SHOPPING CENTER, 2849 Calumet Ave.	VALPARAISO	IN	County Seat, L.P.	General Cinema Corp. of Indiana
480	McKinley Mall	634 MCKINLEY MALL, 3701 McKinley Pkwy	BUFFALO	NY	WXI/BUF/W Real Estate, LLC	General Cinema Corp. of New York, Inc.
483	The Park	200 SOUTH ALTO MESA DRIVE	EL PASO	TX	Marcelo F. Gomez, Trustee	General Cinema Corp. of Texas
491	Kitsap Mall	10055 KITSAP MALL BLVD., N.W.	SILVERDALE	WA	C.D. Stimson Company	General Cinema Corp. of Washington
492	Cross Pointe	CROSS POINTE CENTRE, 5075 Morganton Rd.	FAYETTEVILLE	NC	Fayetteville Morganton Road Associates Limited Partnership	General Cinema Corp. of North Carolina
496	Plaza At Chapel	AT CHAPEL HILL, 500 Howe Ave.	CUYAHOGA FALLS	OH	Plaza Chapel Hill East Co.	General Cinema Theatres of Ohio, Inc.
720	Avco	10840 WILSHIRE BLVD	LOS ANGELES	CA	Avco Corporation a/k/a Textron, Inc.	G.C. Theatre Corp. of California
793	Eastgate Indpls	7150 E. WASHINGTON ST.	INDIANAPOLIS	IN	Simon DeBartolo Group, L.P.	General Cinema Corp. of Indiana
825	Chestnut Hill	27 Boylston Street	Chestnut Hill	MA	Harcourt General, Inc.	General Cinema Corp. of Massachusetts
843	Castleton Sq	6135 E. 86TH STREET	INDIANAPOLIS	IN	Simon DeBartolo Group, L.P.	General Cinema Corp. of Indiana
849	Deptford	1795 DEPTFORD CENTER RD.	DEPTFORD	NJ	Deptford Mall Associates	General Cinema Theatres of New Jersey, Inc.
858	Lehigh Valley	740 LEHIGH VALLEY MALL	WHITEHALL	PA	Lehigh Valley Associates	General Cinema Corp. of Pennsylvania
863	Security Square	1717 ROLLING ROAD	BALTIMORE	MD	MDR Security Square Limited Partnership	General Cinema Corp. of Maryland, Inc.
867	Springfield	6500 J Springfield Mall	Springfield	VA	Fraconia Two, L.P.	General Cinema Corp. of Virginia
875	Southlake	2475 SOUTHLAKE MALL	MERRILLVILLE	IN	Gary Joint Venture	General Cinema Corp. of Indiana
880	Home Office	1300 BOYLSTON STREET	Chestnut Hill	MA	Harcourt General, Inc.	GC Companies, Inc.
882	Everett Mall	1220 SE Everett Mall Way	Everett	WA	Titanic Associates	General Cinema Corp. of Washington
893	Cielo Vista	7700-A VISCOUNT BLVD.	EL PASO	TX	Celina Plaza Inc.	General Cinema Corp. of Texas
902	Bay Plaza	2210 BARTOW AVENUE	BRONX	NY	Bay Plaza Community Center, LLC	General Cinema Corp. of New York, Inc.
904	Westwood Town	21653 CENTER RIDGE ROAD	ROCKY RIVER	OH	Westwood Town Center	General Cinema Theatres of Ohio, Inc.
905	Bridgewater	400 COMMONS WAY, Suite 380	BRIDGEWATER	NJ	Bridgewater Commons Associates	General Cinema Theatres of New Jersey, Inc.
914	Northwoods	2180 NORTHWOODS BOULEVARD	NO CHARLESTON	SC	North Charleston Joint Venture	General Cinema Corp. of South Carolina
917	Ridge Park	4788 RIDGE ROAD	BROOKLYN	OH	Ridge Park Square LLC	General Cinema Theatres of Ohio, Inc.
924	Westgate, 6	3200 LINDEN ROAD	ROCKY RIVER	OH	Westgate Joint Venture	General Cinema Theatres of Ohio, Inc.
927	West Market	3879 MEDINA ROAD	AKRON	OH	West Market Plaza Limited Partnership	General Cinema Theatres of Ohio, Inc.
933	Sunland Park	750 SUNLAND PARK DRIVE	EL PASO	TX	Simon Property Group, L.P.	General Cinema Corp. of Texas
936	Renton Village	25 SOUTH GRADY WAY	RENTON	WA	Renton Village Associates	General Cinema Corp. of Washington
938	Beverly	100 NORTH LA CIENEGA, Suite 215	LOS ANGELES	CA	The Beverly Connection, Ltd.	G.C. Theatre Corp. of California
940	Ford City	7601 S. CICERO AVENUE	CHICAGO	IL	American National Bank and Trust Company as Trustee Under Trust Agreement, dated March 1, 1987 and knon as Trust No. 101496-07	General Cinema Theatres of Illinois, Inc.
942	Centennial	7311 FRANCE AVENUE	EDINA	MN	Bertram L. Miner	General Cinema Corp. of Minnesota, Inc.
943	Hollywood	7021 HOLLYWOOD BOULEVARD, Suite 200	HOLLYWOOD	CA	Street Retail West 7, L.P.	G.C. Theatre Corp. of California
957	Glendale	501 North Orange	Glendale	CA	Ford Leasing Corporation	G.C. Theatre Corp. of California
958	Walden Galleria	6 GALLERIA DRIVE	CHEEKTOWAGA	NY	Pyramid Company of Buffalo	General Cinema Corp. of New York, Inc.
963	Tyngsboro	440 Middlesex Road, PO Box 703	Tyngsboro	MA	TYN Limited Partnership	General Cinema Corp. of Massachusetts
966	Towson Commons	TOWSON COMMONS, 435 York Rd., Suite 200	TOWSON	MD	Towson Commons, LP	General Cinema Corp. of Maryland, Inc.
968	Clearwater	82ND STREET AND DEAN ROAD	INDIANAPOLIS	IN	Crossing Realty Corporation	General Cinema Corp. of Indiana
969	Braintree	121 GRANDVIEW ROAD	BRAINTREE	MA	Charlotte R. Flatley and John P. Garrahan, Trustees of the 1970 Flatley Family Trust	General Cinema Corp. of Massachusetts
971	Burlington	20 South Ave.	Burlington	MA	Burlington Theater Limited Partnership	General Cinema Corp. of Massachusetts
979	Yorktown	80 YORKTOWN CENTER	LOMBARD	IL	Yorktown Joint Venture	General Cinema Theatres of Illinois, Inc.

Bold = 11 Theatres Units plus Home Office Lease Assumed Prior to December 6, 2001

</table>

EXHIBIT 1.95

HARCOURT PROOFS OF CLAIM



Unit Number	Creditor Number	Creditor Name	Case Number	Claim Number	Claim Date	Claim Total Amount
MCI claim	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1491	4/27/01
	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1489	4/27/01	$42,576,860.80
MCI claim	21691	MCI WORLDCOM COMMUNICATIONS INC ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1490	4/27/01	$192,853.27
404	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1492	4/27/01
408	21692	CHARLESTON JOINT VENTURE ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1493	4/27/01	$169,274.24
408	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1494	4/27/01
411	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1495	4/27/01
413	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1496	4/27/01
420	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1497	4/27/01
422	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1499	4/27/01
422	21693	LAS PALOMAS ASSOCIATES ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1498	4/27/01	$358,576.23
432	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1500	4/27/01
433	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1501	4/27/01
434	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1502	4/27/01
436	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1503	4/27/01
437	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1504	4/27/01
440	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1505	4/27/01
443	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1506	4/27/01
448	21694	COUNTY SEAT LIMITED PARTNERSHIP C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1507	4/27/01	$144,207.65
448	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1508	4/27/01
449	21695	DALLAS GALLERIA LIMITED C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1509	4/27/01	$784,546.42
449	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1510	4/27/01
459	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1511	4/27/01
460	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1512	4/27/01
466	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1513	4/27/01	$331,169.34
471	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1514	4/27/01	$635,594.44
474	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1516	4/27/01
474	21697	SHOPS CENTRAL LP C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1515	4/27/01	$679,394.48
475	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1517	4/27/01
476	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1518	4/27/01	$479,352.76
477	21698	CORPORATE PROPERTY ASSOCIATES 6 C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1519	4/27/01	$817,495.75
477	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1520	4/27/01
479	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1521	4/27/01	$384,345.30
480	21699	HAMBURG ASSOCIATES LIMITED PARTNERSHIP C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1522	4/27/01	$317,653.43
480	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1523	4/27/01
483	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1524	4/27/01
484	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1525	4/27/01	$534,350.22
487	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1526	4/27/01
491	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1528	4/27/01
491	21702	WINMAR OF KITSAP INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1527	4/27/01	$203,677.86
491	21700	FAYETTEVILLE MORGANTON ROAD ASSOC LTD PARTNERSHIP C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1529	4/27/01	$445,243.42
492	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1530	4/27/01
496	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1531	4/27/01	$38,361.69
496	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1533	4/27/01
496	21701	PLAZA CHAPEL HILL EAST CO ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1532	4/27/01	$569,629.06
507	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1534	4/27/01	$501,066.76
516	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1536	4/27/01
516	21703	RATNER, ALFRED B PAUL LIPMAN TTEES ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1535	4/27/01	$110,073.48
544	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1537	4/27/01
662/841	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1538	4/27/01	$281,448.19
691	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1539	4/27/01	$127,789.13
704	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1541	4/27/01
704	21704	LAKEHURST REALTY ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1540	4/27/01	$723,642.09
713	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1543	4/27/01
713	21705	LEVIN PROPERTIES ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1542	4/27/01	$278,741.80
716	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1544	4/27/01	$220,476.18
775	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1545	4/27/01
792	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1546	4/27/01
793	21706	EASTGATE ASSOCIATES C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1547	4/27/01	$184,861.33
793	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1548	4/27/01
804	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1549	4/27/01	$67,052.93
806	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1551	4/27/01
806	21707	KIMCO DEVELOPMENT OF MENTOR INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1550	4/27/01	$633,841.42
808	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1552	4/27/01
809	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1553	4/27/01	$215,397.63
819	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1554	4/27/01
824	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1555	4/27/01
829	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1556	4/27/01	$331,194.71
837	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1558	4/27/01
837	21708	WINSTON-SALEM JOINT VENTURE ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1557	4/27/01	$303,711.55
842	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1559	4/27/01
846	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1560	4/27/01	$146,377.27
849	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1562	4/27/01
849	21709	RUBIN ORGANIZATION INC, THE AGENTS FOR DEPTFORD MALL ASSOCIATES ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1561	4/27/01	$61,799.93
850	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1563	4/27/01
861	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1564	4/27/01	$750,237.05
863	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1566	4/27/01
863	21710	MDR SECURITY SQUARE LTD PARTNERSHIP ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1565	4/27/01	$620,045.34
867	21711	FRANCONIA TWO LP ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1567	4/27/01	$2,659,789.67
867	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1568	4/27/01
870	21712	ELIZABETH CITY ASSOCIATES C/O KENBE MANAGEMENT INC ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1569	4/27/01	$411,656.35
870	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1570	4/27/01
871	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1571	4/27/01
872	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1578	4/27/01
872	21713	SAWYER DEVELOPMENT ASSOCIATES LP ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1572	4/27/01	$365,812.38
875	21714	GARY JOINT VENTURE ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1573	4/27/01	$311,884.07
875	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1574	4/27/01
876	21715	COLUMBIA JOINT VENTURE ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1575	4/27/01	$977,360.45
876	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1576	4/27/01
882	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1579	4/27/01
882	21716	TITANIC ASSOCIATES ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1577	4/27/01	$203,582.00
883	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1580	4/27/01	$463,936.20
887	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1581	4/27/01	$539,950.29
888	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1583	4/27/01
888	21717	MASSACHUSETTS GENERAL LIFE INSURANCE CO ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1582	4/27/01	$1,463,114.08
889	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1584	4/27/01	$577,335.36
891	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1585	4/27/01
893	21718	CELINA PLAZA INC ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1586	4/27/01	$2,512,699.30
893	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1587	4/27/01
894	21696	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1588	4/27/01	$321,448.64
902	21720	BARTOW PROPERTIES LLC ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03915	1591	4/27/01	$2,370,559.43
902	21719	BAY PLAZA COMMUNITY CENTER LLC ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1589	4/27/01	$5,104,597.76
902	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1592	4/27/01
902	21690	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1590	4/27/01
903	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1594	4/27/01
903	21721	PENN SQUARE MALL LTD PARTNERSHIP ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1593	4/27/01	$608,569.56
904	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1596	4/27/01
904	21723	ROCKY RIVER SHOPPING CENTER ASSOCIATES ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1595	4/27/01	$581,158.00
905	21724	BRIDGEWATER COMMONS ASSOCIATES ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1597	4/27/01	$611,805.44
905	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1598	4/27/01
908	21727	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1599	4/27/01	$1,078,477.60
910	21739	CLANCY DEVELOPMENTS ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1600	4/27/01	$1,052,601.59
910	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1601	4/27/01
911	21740	CROW-HARROD-KELLY #1 ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1602	4/27/01	$500,516.48
911	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1603	4/27/01
912	21727	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1604	4/27/01	$1,264,627.97
914	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1606	4/27/01
914	21741	NORTH CHARLESTON JOINT VENTURE ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1605	4/27/01	$849,087.32
915	21727	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1608	4/27/01	$132,576.91
915	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1609	4/27/01
915	21742	ROHO PARTNERS LTD ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1607	4/27/01	$744,646.41
917	21743	BROOKLYN SHOPPING CENTER ASSOCIATES ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1610	4/27/01	$939,831.01
917	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1611	4/27/01
918	21744	GATEWAY RETAIL CENTER LLC ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1613	4/27/01	$1,376,727.69
918	21727	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1612	4/27/01	$61,177.20
918	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1614	4/27/01
920	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1616	4/27/01
920	21745	OLSON, CURTIS R C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1615	4/27/01	$564,628.23
921	21727	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1617	4/27/01	$1,234,366.54
922	21746	DEERFIELD MALL C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1618	4/27/01	$743,059.01
922	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1619	4/27/01
924	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1621	4/27/01
924	21747	WESTGATE JOINT VENTURE C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1620	4/27/01	$643,466.38
925	21727	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1622	4/27/01	$1,183,261.69
927	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1624	4/27/01
927	21748	WEST MARKET PLAZA LTD PARTNERSHIP C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1623	4/27/01	$855,864.76
928	21727	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1625	4/27/01	$876,696.44
930	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1627	4/27/01
930	21749	PLEASANT VALLEY PROMENADE C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1626	4/27/01	$1,101,639.25
933	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1629	4/27/01
933	21750	SIMON PROPERTY GROUP (TEXAS) LP C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1628	4/27/01	$1,209,587.85
934	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1631	4/27/01
934	21751	LEON A SCHMIDT CHILDRENS TRUST NUMBER ONE C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1630	4/27/01	$1,265,938.49
936	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1633	4/27/01
936	21725	RENTON VILLAGE ASSOCIATES C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1632	4/27/01	$981,666.86
938	21726	BEVERLY CONNECTION LTD, THE C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1634	4/27/01	$2,741,238.24
938	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1635	4/27/01
939	21727	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1636	4/27/01	$176,530.62
939	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1638	4/27/01
939	21728	PRICE R E I T RENAISSANCE PARTNERSHIP LP, THE ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1637	4/27/01	$788,327.63
940	21729	AMERICAN NATIONAL BANK AND TRUST CO ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1639	4/27/01	$2,413,439.20
940	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1640	4/27/01
941	21730	ELYRIA JOINT VENTURE C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1641	4/27/01	$915,725.72
941	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1642	4/27/01
942	21727	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1644	4/27/01	$80,986.67
942	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1645	4/27/01
942	21731	MINER, BERTRAM L C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1643	4/27/01	$781,000.00
943	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1647	4/27/01
943	21732	HOLLYWOOD SHOPPING CENTER REALTY CO INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1646	4/27/01	$2,091,840.09
947	21727	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1648	4/27/01	$1,214,839.00
952	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1650	4/27/01
952	21733	RATNER TRUSTEE, CHARLES A C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1649	4/27/01	$789,826.96
953	21734	COLONIAL REALTY LTD PARTNERSHIP PRUDENTIAL INSURANCE CO OF AMERICA C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1651	4/27/01	$268,275.00
953	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1652	4/27/01
954	21727	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1653	4/27/01	$598,054.51
955	21727	GCLRA LLC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1654	4/27/01	$642,331.71
956	21735	COLDWATER CROSSING LTD PARTNERSHIP C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1655	4/27/01	$907,853.00
956	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1656	4/27/01
963	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1658	4/27/01
963	21736	TYN LTD PARTNERSHIP C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1657	4/27/01	$1,129,887.82
966	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1660	4/27/01
966	21737	TOWSON COMMONS JOINT VENTURE C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1659	4/27/01	$2,202,923.53
969	21738	1970 FLATLEY FAMILY TRUST, THE C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1661	4/27/01	$845,184.96
969	21722	HARCOURT GENERAL INC C/O ROPES & GRAY ATTN: JAMES M WILTON ESQ ONE INTERNATIONAL PL BOSTON MA 02110-2624	00-03897	1662	4/27/01

</table>

EXHIBIT 1.101

IDENTIFIED LEASES
Unit #	Theatre Name
410	Pga
414	Gwinnett Place
421	Westdale
449	Galleria
466	Dublin Place
471	Coral Square
474	Central Park
476	Northland
477	Burnhaven
482	Pinellas Square
484	Point Nasa
493	Regency
499	Lindbergh
507	Janaf
514	Lakeside (2 Units)
662	Wyoming Valley
691	Columbia City
704	Lakehurst
713	Rutgers
716	Deerbrook
804	Crosscreek Mall
806	Erie Commons
809	Shelard Park
829	Mercer Mall
834	Lakeside (2 Units)
837	Hanes Mall
841	Wyoming Valley
846	Lafayette Sq
853	Merchants Walk
861	San Mateo
869	Sandy Springs 8
872	Summit Park
876	Columbia Mall
877	Chestefield
883	Westland
887	Colonial
888	Arlington Park
889	Ridgmar Town Sq
892	Eastland
894	Mall Of Memphis
901	Crossroads East
908	Lincoln Plaza 8
910	Esplanade Mall
912	Highland 10

This listing of the Identified Leases is for purposes of defining potential claims under this Term Sheet only and does not create any rights in any third party, including without limitation any lessors under the Identified Leases

915	Pembroke
918	Gateway Center
921	Mission Bay
923	Hairston
925	Fountains 8
928	Richardson
930	Pleasant Valley
934	Great Hills
939	Altamonte 8
941	Midway Mall
947	Lake Mary
952	Canton Cinema
953	Fashion Square
954	Market 7
955	Pittsford

This listing of the Identified Leases is for purposes of defining potential claims under this Term Sheet only and does not create any rights in any third party, including without limitation any lessors under the Identified Leases

EXHIBIT 1.109

New AMCE Notes
9.5% Senior Subordinated Notes due 2011
Existing Issue:	$225 million principal amount of 9.5% Senior Subordinated Notes due 2011 of AMC Entertainment Inc. (the "Notes").

Issuer:	AMC Entertainment Inc. ("AMCE" or the "Company").

Coupon:	9.5%, payable twice annually on February 1st and August 1st.

Maturity Date:	February 1, 2011.

Optional Redemption:

The Company may redeem the notes at its option, in whole or in part, at any time after February 1, 2004 at 104.75% of the principal thereof, declining ratably to 100.00% of the principal amount thereof on or after February 1, 2007, plus in each case interest accrued to the redemption date.

Change of Control:

Upon a Change of Control, the holders of the Notes will have the right to require AMCE to repurchase the Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

Ranking:

The Notes are unsecured senior subordinated indebtedness ranking pari passu with all of AMCE's existing and future senior subordinated indebtedness. The payment of all obligations in respect of the Notes will be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all senior indebtedness. As of June 28, 2001, AMCE had approximately $73.2 million of net senior indebtedness and $199 million of pari passu indebtedness outstanding. In addition, the Notes are effectively subordinated to all liabilities of AMCE's subsidiaries, including trade payables but excluding: (i) intercompany obligations; (ii) liabilities under guarantees of AMCE's obligations; and (iii) obligations under operating leases and other obligations not reflecting in AMCE's consolidated financial statements.

Certain Covenants:

The indenture contains certain covenants that, among other things, restricts AMCE's ability and the ability of AMCE's subsidiaries to: (i) incur additional indebtedness; (ii) pay dividends or make distributions in respect of capital; (iii) purchase or redeem capital stock; (iv) enter into transactions with certain affiliates; (v) become liable for any indebtedness that is subordinate or junior in right of payment to any senior indebtedness and senior in right of payment to the Notes; or (vi) consolidate, merge or sell all or substantially all of AMCE's assets, other than in certain transactions between one or more of AMCE's wholly-owned subsidiaries and AMCE.

These securities are the same as the existing publicly traded issue, which indenture provides for the ability to add up to $100 million of additional securities - this term sheet is qualified in its entirety by the description of the Notes in AMCE's SEC filings, which are incorporated by reference

EXHIBIT 1.114

NEWLY REJECTED LEASES

NONE